UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___)

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Daktronics, Inc.
(Name of Registrant as Specified in its Charter)

____________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DAKTRONICS, INC.
201 Daktronics Drive
Brookings, South Dakota 57006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
September 6, 2023

Time	4:30 p.m. Central Daylight Time on Wednesday, September 6, 2023

Place	Daktronics, Inc. (the "Company")
201 Daktronics Drive
Brookings, South Dakota 57006

Items of Business	1.	To elect two Directors to serve for a three-year term that expires on the date of the Annual Meeting of Shareholders in 2026 or until his or her successor is duly elected and qualified and to elect one Director to serve for a two-year term that expires on the date of the Annual Meeting of Shareholders in 2025 or until his successor is duly elected and qualified.
	2.	To approve, on an advisory (non-binding) basis, the Company's compensation of its named executive officers.
	3.	To ratify the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the Company for fiscal 2024; and
	4.	To ratify, on an advisory (non-binding) basis, amendments to the Company's bylaws.

Record Date	You are entitled to notice of and to vote at the Annual Meeting if you were a shareholder of record at the close of business on July 6, 2023.

Annual Meeting	All shareholders are invited to attend the Annual Meeting in person with proof of ownership, such as your last broker or EQ Shareholder Services statement.

Voting by Proxy	Even if you plan to attend the Annual Meeting, please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Shareholders may vote their shares:
	1.	over the Internet;
	2.	by written ballot at the Annual Meeting;
	3.	by telephone; or
	4.	by mail.

For specific instructions, refer to the procedural matters section of the Proxy Statement or to the voting instructions on the proxy card, both of which accompany this notice.

THIS PROXY STATEMENT AND PROXY CARD ARE BEING DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT JULY 28, 2023.

By Order of the Board of Directors,

Carla S. Gatzke
Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE DAKTRONICS, INC. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 6, 2023.

This notice and the accompanying Proxy Statement, proxy card and our Fiscal 2023 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended April 29, 2023, are available at our cookies-free website at investor.daktronics.com. Additionally, and in accordance with the rules of the Securities and Exchange Commission, shareholders may access these materials at the cookies-free website indicated in the Notice of Internet Availability of Proxy Materials that you received in connection with this notice and the accompanying Proxy Statement.

Daktronics, Inc.

DAKTRONICS, INC.

PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General
The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Daktronics, Inc., a South Dakota corporation, for use at our 2023 Annual Meeting of Shareholders and any adjournments or postponements thereof (the "Annual Meeting") scheduled to be held on Wednesday, September 6, 2023 at Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota at 4:30 p.m. Central Daylight Time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying form of proxy, together with our Fiscal 2023 Annual Report to Shareholders, are being made available to shareholders on the Internet or are being mailed on or about July 28, 2023 to shareholders entitled to vote at the Annual Meeting.

All shareholders are invited to attend the Annual Meeting in person with proof of ownership, such as your last broker or EQ Shareholder Services statement, and government-issued identification.

In this Proxy Statement, "Daktronics", "Company", "registrant", "we", "us" and "our" refer to Daktronics, Inc.

Shareholders Entitled to Vote; Record Date
Only shareholders of record at the close of business on July 6, 2023 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 45,703,283 shares of our common stock, no par value (the "Common Stock"), outstanding and entitled to vote held by 930 shareholders of record.

Notice of Internet Availability of Proxy Materials
We are making proxy materials for the Annual Meeting available over the Internet. Therefore, we are mailing to the majority of our shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. The notice is entitled "Notice of Internet Availability of Proxy Materials." All shareholders receiving the Notice of Internet Availability of Proxy Materials will have the ability to access the proxy materials over the Internet and to request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. Our proxy materials may also be accessed on our cookies-free website at c by selecting "Investors" at the bottom of the website under "Our Company" and then "Annual Reports and Proxy" under the heading "Financial Information." We are providing some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice of Internet Availability of Proxy Materials.

Voting at the Annual Meeting; Vote Requirements
The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, represented for any purpose at the Annual Meeting, will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Each share is entitled to one vote on all matters submitted to a vote.

However, with respect to only the election of Directors, shareholders have cumulative voting rights. Every shareholder will have the right to cast a number of votes equal to the number of Directors to be elected at the Annual Meeting multiplied by the number of shares the shareholder is entitled to vote. Shareholders may cast all votes for one nominee or distribute the votes as they choose among two or more nominees. Shares abstaining will be treated as not voted.

A plurality of the votes cast is required for the election of Directors. This means that the Director nominee with the most votes for a particular slot is elected for that slot. Because there are three seats up for election, the three Directors receiving the most "FOR" votes will be elected to the Board at the Annual Meeting. Only votes "for" or "withheld" affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the election of Directors. The affirmative vote of a majority of the voting power of the shares of Common Stock present and entitled to vote and represented at the Annual Meeting at the time of the vote, either in person or by proxy, assuming a quorum is present, is required to approve the other proposals. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but they will not be considered to have been voted in favor of such matter. If a signed proxy is returned by a broker, bank, trustee, or other nominee holding shares in "street name," and it indicates that the broker, bank, trustee, or other nominee does not have discretionary authority to vote certain shares on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

Counting Votes
The inspector of election appointed for the Annual Meeting will count the votes cast by proxy or in person at the Annual Meeting.

Brokers, banks, trustees, or other nominees who hold shares in street name for customers will not be able to vote the shares without instructions from their customers with respect to any of the proposals, other than the proposal to ratify the selection of our auditors (Proposal Three of this Proxy Statement). Shares for which brokers, banks, trustees, or other nominees have not received instructions, and which therefore are not voted, with respect to a particular proposal are referred to as "broker non-votes" with respect to that proposal. Abstentions will not affect the outcome of the vote on Proposal One and will have the same effect as a vote "AGAINST" on Proposal Two, Proposal Three, and Proposal Four, Broker non-votes will not affect the outcome of Proposal One and will have the same effect as a vote "AGAINST" on Proposal Two, Proposal Three, and Proposal Four.

How Votes are Submitted
If the shares of Common Stock are held directly in the name of the shareholder, he or she can vote on matters to come before the Annual Meeting:

•	by completing, dating and signing the proxy card and returning it to us in the postage-paid envelope provided for that purpose, if the shareholder has received a paper copy of a proxy card;

•	by written ballot at the Annual Meeting;

•	by telephone, by calling 1-866-804-9616; or

•	by Internet, at www.AALvote.com/DAKT.

Shareholders whose shares of Common Stock are held in "street name" must either direct the record holder of their shares as to how to vote their shares of Common Stock or obtain a proxy from the record holder to vote at the Annual Meeting. "Street name" shareholders should check the voting instruction cards used by their brokers, banks, trustees, or other nominees for specific instructions on methods of voting, including by telephone or using the Internet.

Participants in the Daktronics, Inc. 401(k) Plan (the "401(k) Plan") who hold Common Stock in the 401(k) Plan are entitled to instruct the trustee of the 401(k) Plan as to how to vote their shares. Each participant will receive a Notice of Internet Availability of Proxy Materials, similar to the notice received by the registered holders described above. Each participant will have the ability to access the proxy materials over the Internet and to request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice as described above. The participants can vote on matters as described above. The votes will then be tabulated and submitted for vote by the trustee for the 401(k) Plan. If a participant does not timely vote, the trustee will vote the shares allocated to that participant in the same proportion as the shares that are voted by all other participants under the 401(k) Plan.

Proxies
All shares entitled to vote and represented by properly submitted proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies if they are not revoked before the vote as described below. If no instructions are indicated on a properly submitted proxy, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment to the extent permitted under Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by:

•	delivering a written notice of revocation to the Secretary of the Company;

•	submitting another proxy bearing a later date;

•	voting by telephone or via the Internet after a prior telephone or Internet vote; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting alone will not itself revoke a proxy).

Appraisal or Dissenters' Rights
Applicable South Dakota law, the Company's Amended and Restated Articles of Incorporation with Articles of Amendment (collectively, the "Articles"), and its Amended and Restated Bylaws do not provide for appraisal or other similar rights for dissenting shareholders in connection with any of the proposals set forth in this Proxy Statement. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with such proposals.

Expenses of Solicitation
All expenses of this solicitation by the Company, including the cost of preparing and mailing this Proxy Statement, will be borne by us. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our Directors, officers and employees may also solicit proxies in person or by telephone, email, letter or facsimile. Such Directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have engaged Alliance Advisors LLC ("Alliance Advisors") to assist with the solicitation of proxies for an estimated fee of $40,000 plus approved disbursements and out-of-pocket expenses. We have agreed to indemnify Alliance Advisors and its affiliates against certain claims, liabilities, losses, damages and expenses arising out of our agreement with Alliance Advisors. Alliance Advisors does not beneficially own any of our securities, and it has not purchased or sold any of our securities during the past two years. To our knowledge, there is no information regarding the Alliance Advisors or any of its affiliates or associated required to be set forth in this Proxy Statement that is not set forth herein.

Procedure for Submitting Shareholder Proposals

Shareholders may present proper proposals for inclusion in our proxy materials for consideration at the next annual meeting of our shareholders by submitting their proposals to us in a timely manner. In order to be included in our proxy materials for the next annual meeting, shareholder proposals must be received by us no later than March 29, 2024 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. If a shareholder would like to nominate a Director or bring other business before the shareholders at the next annual meeting of our shareholders without including the proposal in our proxy statement, we must receive notice of the proposal on or before June 12, 2024, and the shareholder must otherwise comply with Rule 14a-4(c) under the Exchange Act. Notices of intention to present proposals at the 2024 annual meeting of shareholders should be addressed to the Corporate Secretary, Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006.

At the date of this Proxy Statement, the Company knows of no other business that may be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment to the extent permitted under Rule 14a-4(c) of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock as of July 6, 2023 by each of our Directors; by each "Named Executive Officer" named in the Summary Compensation Table; by all Named Executive Officers, and all Directors as a group; and by each shareholder who is known by us to own beneficially more than five percent of our outstanding shares of Common Stock.

Name and Address of Beneficial Owners	Note	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares(2)
5% Beneficial Owners:	(15)
Dimensional Fund Advisors LP	(16)	2,472,089	5.4%
Building One, 6300 Bee Cave Road
Austin, TX 78746
Alta Fox Opportunities Fund, LP	(17)	2,292,736	5.0%
640 Taylor Street, Ste 2522
Fort Worth, TX 76102
Dr. Aelred J. Kurtenbach	(18)	2,781,499	6.1%
Daktronics, Inc. 401(k) Plan	(19)	2,465,803	5.4%
Named Executive Officers, Directors, and Director Nominee:
Reece A. Kurtenbach	(3)	721,036	1.6%
Howard I. Atkins	(4)	17,667	*
Kevin P. McDermott	(5)	98,482	*
John P. Friel	(6)	93,834	*
Dr. José-Marie Griffiths	(7)	44,016	*
Shereta D. Williams	(8)	30,026	*
Lance D. Bultena	(9)	30,026	*
Andrew D. Siegel	(10)	1,295,659	2.8%
Sheila M. Anderson	(11)	101,782	*
Bradley T. Wiemann	(12)	203,131	*
Matthew J. Kurtenbach	(13)	332,311	*
Carla S. Gatzke	(14)	830,898	1.8%
All Directors and all Named Executive Officers as a group (12 persons, consisting of those named above)		3,798,868	8.3%
* Less than one percent

(1)	Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.

(2)
Applicable percentage ownership is based on 45,703,283 shares of Common Stock outstanding as of July 6, 2023. In computing the number of shares of Common Stock beneficially owned by a person or group and the percentage ownership of that person or group, we deemed outstanding shares of Common Stock subject to options held by that person or group that are currently exercisable, options held by that person or group that are exercisable within 60 days of July 6, 2023, and restricted stock awards that are scheduled to vest within 60 days of July 6, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(3)
Includes 144,483 shares subject to options, 33,538 shares held through the 401(k) Plan, 17,400 shares held by his spouse, 44,800 shares held by his children, and 5,400 shares of restricted stock which vest within 60 days from July 6, 2023.

(4)	Includes 17,667 shares of restricted stock which vest on August 23, 2023.

(5)	Includes 17,496 shares subject to exercisable options and 19,867 shares of restricted stock which vest on August 23, 2023.

(6)	Includes 17,496 shares subject to exercisable options and 19,867 shares of restricted stock which vest on August 23, 2023.

(7)	Includes 19,867 shares of restricted stock which vest on August 23, 2023.

(8)	Includes 19,867 shares of restricted stock which vest on August 23, 2023.

(9)	Includes 19,867 shares of restricted stock which vest on August 23, 2023.

(10)	Consists of 1,275,392 shares owned by Prairieland Holdco, LLC ("PLH"). Mr. Siegel is the sole member and president of Prairieland MM, LLC. which is the manager of PLH.

(11)	Includes 59,120 shares subject to options, 8,532 shares held through the 401(k) Plan and 2,500 shares of restricted stock which vest within 60 days from July 6, 2023.

(12)	Includes 59,750 shares subject to options, 597 shares held by his spouse and 2,500 shares of restricted stock which vest within 60 days from July 6, 2023.

(13)	Includes 59,750 shares subject to options, 16,098 shares held through 401(k) Plan, 39,100 shares held by his children and 2,500 shares of restricted stock which vest within 60 days from July 6, 2023.

(14)
Includes 56,600 shares subject to options, 176,604 shares held through the 401(k) Plan, 90,000 shares held by her spouse, 15,005 shares held by her child and 2,500 shares of restricted stock with which vest within 60 days from July 6, 2023.

(15)	To the Company's knowledge, except as noted in the table above, no person or entity is the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock.

(16)
Data based on an Amendment to Schedule 13G/A filed by the shareholder with the Securities and Exchange Commission (the "SEC") on February 10, 2023. As set forth in the Schedule 13G/A, Dimensional Fund Advisors LP has sole voting power as to 2,402,791 of these shares and sole dispositive power as to all 2,472,089 shares.

(17)
Data based on Amendment No. 3 (“Amendment No. 3”) to the Schedule 13D filed by Alta Fox Opportunities Fund, LP and its affiliates (collectively, "Alta Fox") named therein with the SEC on June 9, 2023. As set forth in Amendment No. 3, the number of shares of Common Stock set forth in the table includes 246,653 shares currently issuable upon the conversion of the Company's senior secured convertible note (the "Convertible Note") issued by the Company to Alta Fox in exchange for the payment by Alta Fox to the Company of $25 million. Also as set forth in Amendment No. 3, has sole voting power and sole dispositive power as to none of the shares set forth in the table. In addition, as set forth in Amendment No. 3, and based on other information provided by Alta Fox, the following persons may be deemed to be beneficial owners of the shares of the Company’s Common Stock owned by Alta Fox, and Alta Fox shares voting and dispositive powers with such persons as to such shares: Alta Fox GenPar, LP, as the general partner of Alta Fox; Alta Fox Equity, LLC, as the general partner of Alta Fox GenPar, LP; Alta Fox Capital Management, LLC, as the investment manager of Alta Fox; and P. Connor Haley, as the sole owner, member and manager of each of Alta Fox Capital Management, LLC and Alta Fox Equity LLC.

(18)
Includes 848,488 shares held by his spouse, Irene Kurtenbach, and 721,675 shares held in Medary Creek LLLP. Medary Creek LLLP is a limited liability limited partnership of which Aelred and Irene Kurtenbach are the general partners. The address for Aelred and Irene Kurtenbach and Medary Creek LLLP is 47209 220th Street, Brookings, SD 57006. Aelred J. Kurtenbach is a founder of the Company and its former Chairperson, President and Chief Executive Officer.

(19)	The Common Stock held by the 401(k) Plan and allocated to the 401(k) Plan participants are voted by the trustee of the 401(k) Plan according to the instructions of the 401(k) Plan participants. The address of the 401(k) Plan is 201 Daktronics Drive, Brookings, South Dakota 57006.

PROPOSAL ONE
ELECTION OF DIRECTORS

General
The Board consists of eight individuals divided into three classes serving staggered three-year terms of office. There are two Directors (Dr. José-Marie Griffiths and Lance D. Bultena) whose term will expire at the Annual Meeting; three Directors (John P. Friel, Reece A. Kurtenbach, and Shereta Williams) whose terms will expire in 2024; and three Directors (Kevin P. McDermott, Andrew Siegel and Howard I. Atkins) whose terms will expire in 2025.

The Nominating and Corporate Governance Committee of the Board (the "Nominating Committee") has recommended to the Board that Dr. José-Marie Griffiths and Lance D. Bultena be nominated for re-election at the Annual Meeting for three-year term that expires on the date of the Annual Meeting of Shareholders in 2026 or until his or her successor is duly elected and qualified, and the Board has approved the recommendation. The Nominating Committee has recommended to the Board that Howard I. Atkins be nominated for election at the Annual Meeting for a two-year term that expires on the date of the Annual Meeting of Shareholders in 2025 or until his successor is duly elected and qualified, and the Board has approved the recommendations. With respect to Mr. Atkins's nomination, please see the section of this Proxy Statement below entitled "Proposal One - Election of Directors - Cooperation Agreement."

Vote Required
See "Procedural Matters – Voting at the Annual Meeting: Vote Requirements" for a description of the votes required for the election of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW FOR DIRECTORS.

Directors and Nominees for Director
The following table sets forth the name, age and certain other information about each nominee for Director as of the Record Date:

Name	Age	Principal Occupation	Committees Served On
Lance D. Bultena	60	Senior Counsel of Hogan Lovells	Nominating and Governance - Chair, Audit, and Strategy and Financing Review
Dr. José-Marie Griffiths	71	President of Dakota State University	Nominating and Governance, Compensation, and Strategy and Financing Review
Howard I. Atkins	72	Owner of HIA Capital	Compensation and Strategy and Financing Review - Chair

Each of the Company's nominees has consented to (i) serve as a nominee, (ii) be named as a nominee in this Proxy Statement, and (iii) serve as a director if elected. Except as described elsewhere in this Proxy Statement, none of our directors, director nominees, officers, or any of their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than elections to office.

Lance D. Bultena (60) has been a Director of the Company since September 2021 and has served on the Nominating and Corporate Governance Committee and the Audit Committee since September 2021. Mr. Bultena is the Global Director of Thought Leadership for Mobility and Transportation at Hogan Lovells, a global law firm, where he is currently a senior counsel after serving as a partner for many years. He has been at the firm (and its predecessor Hogan & Hartson) since 1999. He was Counsel to the United States Senate Committee on Commerce, Science, and Transportation from 1995 to 1999. He received a doctorate (D. Phil) in Politics and a masters (M. Phil) in Economics from Oxford University which he attended as a Rhodes Scholar. He received a law degree (J.D.) from Harvard Law School and did his undergraduate study at the University of South Dakota. Dr. Bultena brings to the Board significant experience in helping businesses evaluate and address the challenges of technological change and public policy developments.

Dr. José-Marie Griffiths (71) has been a Director of the Company since September 2020. She has served on the Board's Compensation Committee and on the Nominating and Corporate Governance Committee since September 2020. Ms. Griffiths is president of Dakota State University, a public university, in Madison, South Dakota and has served in such capacity since July 2015. President Griffiths has spent her career in research, teaching, public service, corporate leadership, economic development, and higher education administration. She has served in presidential appointments to the National Science Board, the United States President’s Information Technology Advisory Committee, and the United States National Commission on Libraries and Information Science. In 2018, she was appointed as a member of the National Security Commission on Artificial Intelligence, part of the John S. McCain National Defense Authorization Act for 2019. She has led projects for over 28 United States federal agencies, such as the National Science Foundation, NASA, the Department of Energy, and various intelligence and military agencies, and over 20 major corporations, such as AT&T Bell Laboratories and IBM, in over 35 countries, and she has worked with seven major international organizations, including NATO and the United Nations. Dr. Griffiths has received over 20 significant awards in science, technology, teaching and the advancement of women in these fields. She holds a Bachelor of Science degree and a Doctor of Philosophy in Physics and Information Science from the University College London ("UCL"). She was a Post-Doctoral Fellow in Computer Science and Statistics and was recently awarded a Doctor of Science honoris causa from UCL. Dr. Griffiths brings to the Board expertise in a variety of new and emerging technologies, including cybersecurity and artificial intelligence, along with significant experience with both military and civilian federal agencies.

Howard I. Atkins (72) has been a Director of the Company since December 7, 2022. Mr. Atkins was appointed to the Board pursuant to the Cooperation Agreement dated as of July 23, 2022 (the "Cooperation Agreement") between the Company and Prairieland Holdco, LLC and its affiliates, including Andrew D. Siegel, who also is a member of the Company's Board. Mr. Atkins currently owns and manages HIA Capital, a business consulting and investment firm. In 2011, Mr. Atkins retired as the Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company, a banking and financial services company, where he was responsible for Wells Fargo’s financial management functions, investment portfolios, investor relations, capital management and corporate properties functions from 2001 to 2011. A 37-year veteran of the financial services industry, Mr. Atkins previously served as Executive Vice President and Chief Financial Officer of New York Life Insurance Company; Chief Financial Officer of Midlantic Corporation; and Corporate Treasurer of Chase Manhattan Bank. In addition, Mr. Atkins served as a Director for Occidental Petroleum Corporation from 2010 to 2019 and for Ingram Micro from 2004 to 2017. Mr. Atkins brings to the Board world-class financial management acumen and experience, especially in the areas of strategic development, margin improvement, and financing, which further enhances the Board's mix of perspectives.

The identity of the remaining Directors whose terms do not expire at the Annual Meeting and certain information about them as of the Record Date are set forth below:

Kevin P. McDermott (69) has been a Director of the Company since June 2015 and has served on the Audit Committee of the Board as a member from August 2015 through September 2016 and as Chairperson of the Audit Committee since October 2016. On June 1, 2020, Mr. McDermott was named by the Board as the Lead Independent Director. Mr. McDermott retired from an international accounting firm, KPMG LLP, in the fall of 2013 after being with the firm for 33 years in various capacities, including audit engagement partner, SEC reviewing partner, professional practice partner, and in the firm’s Office of General Counsel. In addition to fulfilling professional obligations related to audits of financial statements and internal control over financial reporting, he assisted clients with financial and operational issues, acquisition due diligence, personnel performance, and corporate governance. In his capacity as SEC reviewing partner, Mr. McDermott performed concurring partner reviews of audits of financial statements and internal control over financial reporting for publicly-held audit clients. While in the Office of General Counsel, he provided assistance on a privileged basis to the firm and outside counsel in various SEC and Public Company Accounting Oversight Board investigations and third-party litigation matters. He holds a Bachelor of Science in Economics from South Dakota State University. Mr. McDermott was appointed to the board of directors of Genesco Inc. (NYSE-GCO) effective February 1, 2016 and served on its Audit Committee. He completed his tenure as a Genesco board member in June 2023. Genesco is a publicly-traded retailer and wholesaler of branded footwear, apparel and accessories. From March 2019 through March 2020, Mr. McDermott served as Chief Audit Executive for Pinnacle Financial Partners, Inc., a publicly-held bank holding company located in Nashville, Tennessee. Mr. McDermott brings significant expertise in the area of financial and internal control over financial reporting by publicly-traded companies. This expertise aligns with our responsibility and commitment to provide oversight for our shareholders relating to the integrity of our financial statements and related filings.

Andrew D. Siegel (57) currently manages Prairieland Holdco, LLC ("PLH"), whose sole member is TLI Bedrock, LLC ("TLI"), a private multi-strategy investment firm of which he is chief investment officer. In 2019, he co-founded and served as Executive Chairman of FourQ Systems, Inc., an enterprise financial technology company which was sold to Blackline, Inc. (NASDAQ:BL) in January 2022. Mr. Siegel was founding partner of Advance Venture Partners, the investment fund of global media company Advance Publications, Inc. He joined Advance in 2010 and, as Executive Vice President, Strategy and Corporate Development, was responsible for growth initiatives at the holding company and its operating units, including Condé Nast. He oversaw The Sports Business Journal/SBD until December 2019. Mr. Siegel joined Advance from Yahoo! Inc., where he led the digital media company’s corporate development team from September 2009 until December 2010. He previously was an executive with General Electric Company ("GE") and its financial arm, GE Capital from 2004 until 2009. He joined GE upon its acquisition of InVision Technologies, Inc. (NASDAQ: INVN) in December 2004, where he had served as an executive officer since 2001. He began his career as a corporate lawyer at Skadden, Arps, Slate, Meagher & Flom, LLP in New York City. Andrew received a Bachelor of Arts from the Newhouse School of Public Communications at Syracuse University, a Master of Science degree from the Jewish Theological Seminary, and a juris doctor degree (JD) from New York University School of Law. He serves on the boards of the Park Avenue Synagogue and the Ashley Hope Foundation as well as those of several private companies. Mr. Siegel brings to the Board his experience in strategy, corporate development, law and finance.

John P. Friel (69) has been a Director of the Company since September 2015 and has served on the Audit Committee since September 2015 and on the Compensation Committee of the Board since October 2016. Mr. Friel was named Compensation Committee Chair on September 1, 2020. Mr. Friel served for 30 years in various capacities at MEDRAD, Inc., a global company that designs, develops, manufactures, sells, and supports medical devices. MEDRAD is an affiliate of Bayer, AG. He joined MEDRAD in the accounting area and earned a promotion to Treasurer and Vice President of Corporate Planning in 1986 and Vice President of Business Development in 1987. He served as Executive Vice President of Sales and Marketing from 1989 to 1995, Senior Vice President and General Manager from 1995 to 1998, and President and Chief Executive Officer from 1998 to 2010. MEDRAD received the Malcolm Baldrige National Quality Award twice during his tenure, once in 2004 and again in 2010. Mr. Friel retired as Chief Executive Officer of Vascor, Inc. in December 2019, and he has served as a member of its board of directors since June 2016. Vascor is a pre-clinical medical device development company. He also is currently a Director at Preservation Technologies L.P. and a Director at American Productivity and Quality Center ("APQC"). Mr. Friel is the Principal and Founder of Five Radicals, which focuses on Baldrige Performance Excellence, strategic planning, general business consulting to entrepreneurial medical device companies, and private equity business development opportunity search efforts. Mr. Friel is a director and Chief Strategy Officer of Magvation, LLC, a medical device development company. Mr. Friel is a Senior Partner of the Mikan Group, a general management consulting company. He holds a Master of Arts in Law and Diplomacy from Tufts University and a Bachelor of Arts in Political Science and Bachelor of Science in Accounting from Pennsylvania State University. Mr. Friel brings to the Board extensive global general management knowledge and practice. He has strong experience in building and growing businesses, especially in technical product development and global expansions, which align with many of the Company's initiatives and strategies.

Reece A. Kurtenbach (58) was appointed as President and Chief Executive Officer ("CEO") and a Director of the Company effective on September 1, 2013 and has served as Chairman of the Board since September 2014. He served as Executive Vice President from 2012 until September 2013, Vice President for Live Events and International from 2007 to 2012, Vice President for Video Systems from 2004 until 2007, and manager for video products engineering from 1994 until 2004. Mr. Kurtenbach joined the Company in 1991 as an applications engineer focusing on large display projects. He also worked at the Company as a student employee with various responsibilities from 1983 to 1987. Mr. Kurtenbach holds a Bachelor of Science degree from South Dakota State University in Electrical Engineering, with minors in Mathematics and Computer Science. Mr. Kurtenbach is the son of Dr. Aelred Kurtenbach and brother of Matthew J. Kurtenbach and Carla S. Gatzke. The Board believes that Mr. Kurtenbach is an appropriate representative of management on the Board, given his position as a senior executive officer and his over 30 years of experience with the Company. In addition, Mr. Kurtenbach brings a wealth of industry experience to the Board.

Shereta D. Williams (49) has been a Director of the Company since September 2021 and has since served on the Audit Committee and the Compensation Committee since September 2021. Ms. Williams is Senior Vice President Growth Operations of Cox Enterprises, Inc., a global communications, automotive, and media company, based in Atlanta, Georgia and has served in such capacity since 2021. She has held a variety of strategy, corporate development and business development roles within the Cox Enterprise, Inc. subsidiaries and groups, including Vice President Business Development from 2020 to 2021; President of Videa, LLC from 2014 through 2020; Vice President of Development for Cox Media Group from 2010 to 2013; and Director of Development and Digital Services for Cox Television from 2001 through 2006. In between the roles at Cox Enterprise, Inc., from 2006 through 2009, she was the managing director of the currency division for Maven Funds, a startup hedge fund in Atlanta, Georgia where she was responsible for managing traders, implementing automated trading systems, risk management and operations. She began her career working in investment banking as an analyst for mergers and acquisitions for Lazard Freres & Co, LLC from 1996 through 1998. She holds a Bachelor of Science degree in Electrical Engineering, with a concentration in Economics, from the Massachusetts Institute of Technology. Ms. Williams brings to the Board extensive knowledge in corporate development, strategy, and mergers and acquisitions, as well as operational leadership in the digital communications industry.

Cooperation Agreement
The Company received a letter dated May 27, 2022, as amended May 31, 2022, from PLH which notified the Company of PLH's intent to nominate candidates to the Board, among other requests (the "Nomination Letter"). On July 23, 2022, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with PLH and its affiliates (collectively, the “Prairieland Group”).

Pursuant to the Cooperation Agreement, the Company agreed to nominate Andrew D. Siegel to the Board for election at the 2022 annual meeting of shareholders. Following the 2022 annual meeting of shareholders, the Board appointed Mr. Siegel to the Nominating Committee. On December 7, 2022, the Board of Directors expanded the size of the Board to eight members and appointed Howard I. Atkins as the eighth director and as a member of the Board's Compensation Committee. Mr. Atkins was appointed to the Board pursuant to the Cooperation Agreement.

In addition, under the Cooperation Agreement, the Prairieland Group irrevocably withdrew the Nomination Letter; ceased all solicitations of proxies and other activities in connection with the 2022 annual meeting of shareholders; and agreed to vote in accordance with the recommendation of the Board with respect to certain proposals at all shareholder meetings, subject to various exceptions.

The Prairieland Group also agreed to certain customary standstill provisions and a voting commitment for the duration of the Cooperation Agreement. The Cooperation Agreement will terminate on the earlier of September 30, 2025 and the conclusion of the Company’s 2025 annual meeting of shareholders. Further, pursuant to the Cooperation Agreement, the Company has agreed to provide the Prairieland Group up to $190,000 in the aggregate to reimburse the Prairieland Group for its documented expenses.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2022.

Independent Directors
The Nominating Committee has determined that each of Messrs. McDermott, Friel, Bultena, Siegel, Atkins, Ms. Williams, and Dr. Griffiths are "independent," as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules (the "Independent Directors"). Accordingly, the Board is composed of a majority of Independent Directors as required by the Nasdaq Listing Rules. In addition, none of our Directors are a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Listing Rule 5250(b)(3) regarding the payment of compensation to directors by a third party in connection with serving as a Director of the Company.

Summary of Board Diversity
The Nominating Committee is responsible for overseeing the process to recruit and vet candidates for nomination to the Board. In selecting nominees, the Board will consider how to best round out the skills and experience in order to ensure an effective, competent Board that represents diverse perspectives and is best suited to govern the Company into the foreseeable future. Diversity of thought, experience, and composition are important factors the Board evaluates when nominating Board candidates. The following chart summarizes certain self-identified personal characteristics of our Directors, in accordance with Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of July 6, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
Two or More Races or Ethnicities	1	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

PROPOSAL TWO
ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The foundation of our executive compensation program is to pay for performance. Base compensation for our executive officers is set relatively low as compared to members of our peer group, and a meaningful portion of the compensation paid to our executive officers is based on long-term equity incentive compensation and annual non-equity incentive compensation, which is focused on the key results and strategic drivers of our business.

The Compensation Discussion and Analysis section of this Proxy Statement explains in more detail our executive compensation program.

We believe that, viewed as a whole, our compensation practices and policies are appropriate and are fair to both the Company and its executives and align with the long-term interests of our shareholders.

As an advisory approval, this proposal is non-binding. However, the Board and our Compensation Committee, which is responsible for designing and overseeing the administration of our executive program, value the opinions of our shareholders, and will consider the outcome of the vote when making future compensation decisions for our Chief Executive Officer (the "CEO") and all of the other executive officers named in the Summary Compensation Table appearing later in this Proxy Statement (collectively, along with the CEO, the "Named Executive Officers").

Vote Required
See "Procedural Matters - Voting at the Annual Meeting: Vote Requirements" for a description of the votes required for approval on an advisory, non-binding basis of the Company's compensation of its Named Executive Officers.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL TWO, THE ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche, LLP ("Deloitte") to serve as our independent registered public accounting firm (the "Independent Auditor") for the fiscal year ending April 27, 2024. Deloitte has been our Independent Auditor since fiscal 2018.

The Audit Committee recognizes the importance of maintaining the independence of the Company's Independent Auditor, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance and independence of our Independent Auditor and determines whether to re-engage such firm. In doing so, the Audit Committee considers, among other things, the quality and efficiency of the services provided by the Independent Auditor, its capabilities and its technical expertise, its knowledge of our operations and industry, and relevant information concerning its independence.

While not required to do so, the Board is submitting the selection of Deloitte for ratification to ascertain the views of our shareholders with respect to the choice of Deloitte as our Independent Auditor. If the shareholders do not approve the selection of Deloitte, the Audit Committee will reconsider its selection. A representative from Deloitte is expected to be present at the 2023 Annual Meeting.

Audit and Other Professional Fees
The following table presents the aggregate fees billed for professional services rendered by Deloitte, including out-of-pocket expenses, for fiscal 2023 and 2022. As provided in the Audit Committee’s Charter, all engagements for any non-audit services by our Independent Auditor must be approved by the Audit Committee before the commencement of any such services. The Audit Committee may designate a member or members of the Audit Committee to represent the entire Audit Committee for purposes of approving non-audit services, subject to review by the full Audit Committee at its next regularly scheduled meeting. The Audit Committee considers the provision of services by Deloitte to us, over and above the audit fees, to be compatible with the ability of Deloitte to maintain its independence.

	Fiscal Year Ended
	April 29, 2023	April 30, 2022
Audit Fees (1)	$968,018	$845,800
Audit-Related Fees (2)	43,300	44,800
Tax Fees (3)	14,453	43,409
All Other Fees (3)	3,790	3,790
Totals	$1,029,561	$937,799

(1)	Audit Fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements.

(3)	All Other Fees are fees for other permissible work performed by Deloitte that does not meet the above category descriptions.

Vote Required
See "Procedural Matters - Voting at the Annual Meeting: Vote Requirements" for a description of the vote required for ratification of the appointment of Deloitte as the Company's independent registered public accounting firm.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 27, 2024 AS SET FORTH IN PROPOSAL THREE.

PROPOSAL FOUR
NON-BINDING ADVISORY PROPOSAL TO RATIFY THE AMENDMENTS TO THE COMPANY'S BYLAWS

On January 29, 2023, the Board approved the Company’s Amended and Restated Bylaws (as so amended, the “Bylaws”), effective as of such date. The amendments to the Bylaws (the "Bylaw Amendments") modernize and clarify the Company’s Bylaws by adding conventional provisions to ensure orderly shareholder meetings. The Bylaws are included as Appendix A to this Proxy Statement.

The Bylaw Amendments, among other things:

•Provide detailed procedures consistent with market practice for the calling and holding of special meetings of shareholders; and

•Update the procedures and disclosure requirements, in line with market practice, for the nomination of director nominees for election at meetings of shareholders, including to require additional information in a notice of intent to submit a nomination by a shareholder and to address the adoption of rules and regulations of the SEC regarding universal proxy cards set forth in Rule 14a-19 under the Exchange Act (the “Universal Proxy Card Rules”), including requiring that nominating shareholders comply with the Universal Proxy Card Rules.

The Bylaws apply to all meetings of shareholders to be held after January 29, 2023, including the Annual Meeting.

The Board is voluntarily submitting this Bylaw Amendments proposal for shareholder consideration on a non-binding advisory basis because it believes it is important to provide our shareholders with an opportunity to provide direct input on such an amendment.

As permitted by the Company’s Bylaws and its Articles, the Board may enact, alter, amend or repeal the Bylaws by the act of the majority of the directors of the Board present at a meeting of the Board at which a quorum is present, and, with certain exceptions, no shareholder approval of the Bylaw Amendments is required. On January 29, 2023, the Independent Directors met and unanimously approved the Bylaw Amendments. The Board concluded that the adoption of the Bylaw Amendments strikes an appropriate balance between enhancing shareholder rights and adequately protecting the best interests of the Company and all shareholders.

If the non-binding advisory proposal to ratify the Bylaw Amendments is not approved by our shareholders at the Annual Meeting, we intend to engage with our shareholders and bring any feedback received to the Board for discussion, and the Board will reconsider our approach to the Bylaw Amendments. Although this proposal is advisory and non-binding, it is the Board’s objective to ensure action on our Bylaw Amendments is informed by shareholder dialogue and designed to protect and maximize long-term value for all shareholders.

The foregoing description of the Bylaws and the Bylaw Amendments is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Appendix A to this Proxy Statement and is incorporated by reference into this proposal.

Vote Required
See "Procedural Matters - Voting at the Annual Meeting: Vote Requirements" for a description of the votes required for approval on an advisory, non-binding basis of the Bylaw Amendments.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL FOUR, THE NON-BINDING ADVISORY APPROVAL OF THE PROPOSAL TO RATIFY THE BYLAW AMENDMENTS.

CORPORATE GOVERNANCE

Board Leadership Structure
The Board is committed to achieving the long-term mutual prosperity of all stakeholders while maintaining the highest standard of responsibility and integrity. The Board has adopted these corporate governance principles to provide an effective framework that reflects a set of core values and provides a foundation for Daktronics governance and management systems. Specific Board responsibilities to achieve this commitment include:

•	Strategic and operational planning: reviewing the overall operating, financial and strategic plans and performance of Daktronics;

•	Management oversight: selecting and evaluating the Company’s CEO and approving and monitoring the selection and evaluation process of other executive officers;

•	Governance, compliance and risk management: overseeing appropriate policies of corporate conduct and compliance with laws; and

•	Financial reporting: reviewing the process by which financial and related non-financial information about the Company is provided to management, the Board and the Company’s shareholders.

The Board believes that it must stay well-informed about the issues, challenges and opportunities facing Daktronics so that the Board members can properly exercise their fiduciary responsibilities to our shareholders. As part of this process, the Board is kept informed of our business, strategies, and major corporate actions through discussions with the Named Executive Officers identified in the Summary of Compensation Table included in this Proxy Statement by reviewing material provided to them and by participating in meetings of the Board and its committees.

The Board currently combines the roles of CEO and Chairman of the Board ("Chair"). Periodically, our Board assesses these roles and the Board leadership structure to assure that the interests of the Company and its shareholders are best served.

The Board has determined that its current structure, with a combined Chair and CEO role, is in the best interests of the Company and its shareholders at this time. Kevin P. McDermott has served as Lead Independent Director since June 1, 2020.

The Chair conducts the Board meetings. The Chair, after consulting with the Lead Independent Director, sets the agenda for Board meetings, sets schedules, and distributes information to the Board. This collaborative process assures that the agenda takes into account issues and concerns of all Directors and is forward-looking and focuses on strategic matters.

The Lead Independent Director calls and presides over Independent Director meetings and provides timely feedback from each meeting to the Chair. The Lead Independent Director is responsible for promoting effective relationships and open communication among Directors and the CEO, building consensus among Board members, building an effective and complementary Board, promoting the highest standards of corporate governance, participating actively in the selection of new Directors, and promoting the orientation of new Directors to provide coaching and support for their development.

Our governance practices are compliant with the Nasdaq Listing Rules and the corporate governance regulations of the Sarbanes-Oxley Act of 2002. Among other things, these practices include the following:

•	The Nominating and Corporate Governance Committee reviews with the Board annually the composition of the Board as a whole, including the Directors’ independence, skills, experience, age, diversity, and availability of service to the Company.

•	The Nominating and Corporate Governance Committee recommends Director candidates for approval by the Board and election by the shareholders, taking into account the Company’s need for diverse skills, professional experiences, backgrounds, and other qualities to ensure a variety of viewpoints.

•	The Board conducts periodic self-evaluations facilitated by the Nominating and Corporate Governance Committee.

•	The Independent Directors meet in conjunction with regularly scheduled quarterly Board meetings and at other appropriate times.

•	The Board and all Board committees are authorized to hire their own advisors as they deem to be necessary or advisable to fulfill their obligations, and the Company will pay the costs of such advisors.

Meetings of the Board and Committees
During fiscal 2023, the Board held four regularly scheduled meetings and four special meetings; the Audit Committee met five times; the Compensation Committee met four times; the Nominating Committee met four times; and the Strategy and Financing Committee met 10 times. All of the Directors attended at least 75 percent of all meetings of the Board and Board committees upon which they served, and all of the Directors attended the annual meeting of shareholders held in September 2022.

Executive Sessions of the Board
The Board has adopted a practice of meeting in executive session, and with Independent Directors only, in conjunction with each regularly scheduled Board meeting. The Independent Directors met four times in fiscal 2023.

Annual Meeting Attendance Policy
As set forth in our Corporate Governance Guidelines, members of the Board are expected to devote sufficient time and attention to prepare for, attend and participate in Board meetings, shareholder meetings, and meetings of committees of the Board on which they serve.

Board’s Role in Risk Oversight
The Board takes an active role in risk oversight both as a full Board and through its committees. The Company's management team attends a portion of each regular Board meeting, and the Board engages management in a review of the business with respect to our strategies and risks. Such risks include those inherent in our businesses as well as the risks from external sources such as competitors, cybersecurity, the economy, credit markets, and regulatory and legislative developments. Management is in regular communication with the Board about the assessment, management, and strategic response to the significant risks to Daktronics.

Hedging
In accordance with our insider trading policy, our officers, Directors, senior managers, market managers, and other designated employees are prohibited from engaging in hedging transactions, trading in puts and calls in and engaging in short sales of the Common Stock. In addition to our officers, Directors, and other designated employees, the covered persons also include family members of such Company personnel sharing the same residence. Hedging or monetization transactions are typically accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, in which all of which our covered persons are precluded from using or trading.

Code of Conduct
The Board has adopted our Code of Conduct, which applies to all of our employees, officers and Directors. Included in the Code of Conduct are ethics provisions that apply to our CEO, Chief Financial Officer, and all other financial and accounting management employees. Copies of the Code of Conduct are available on our website at www.daktronics.com. The Nominating and Corporate Governance Committee reviews the Code of Conduct annually and oversees its implementation.

Policy and Procedures with Respect to Related Party Transactions
The Board has adopted a written policy and procedures with respect to related party transactions, which the Audit Committee oversees. Under the policy, a "related party transaction" is generally defined as a transaction, arrangement or relationship in which the Company was, is or will be a participant; the amount involved exceeds $120,000; and in which any "related person" had, has or will have a direct or indirect material interest. The policy generally defines a "related person" as a Director, executive officer or beneficial owner of more than five percent of any class of our voting securities and any immediate family member of any of the foregoing persons.

The Audit Committee reviews and, if appropriate, approves related party transactions, including certain transactions which are deemed to be pre-approved under the policy. On an annual basis, the Audit Committee reviews any previously approved related party transaction that is ongoing.

As reported in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the section entitled “Liquidity and Capital Resources” included in our Form 10-K for fiscal year ended April 29, 2023, effective on May 11, 2023, the Company entered into the Securities Purchase Agreement (the "Securities Purchase Agreement") with Alta Fox Opportunities Fund, LP (“Alta Fox”). Under the Securities Purchase Agreement, the Company sold and issued to Alta Fox the Convertible Note in exchange for the payment by Alta Fox to the Company of $25.0 million. As of May 11, 2023, and based on Amendment No. 3 to the Schedule 13D filed by Alta Fox and its affiliates named therein on May 15, 2023 with the SEC, Alta Fox and its affiliates beneficially owned 4,767,551 shares of Common Stock of the Company, representing 9.99 percent of the Company’s Common Stock, causing Alta Fox to be a “related party” of the Company under the Company’s written policy and procedures and the applicable definitions under the Securities Act of 1933. The Securities Purchase Agreement, the Convertible Note, the Pledge and Security Agreement dated as of May 11, 2023 by and between Alta Fox and the Company (the "Pledge and Security Agreement"), and the Registration Rights Agreement dated as of May 11, 2023 by and between Alta Fox and the Company (the "Registration Rights Agreement") were approved in advance of their execution by the Company’s Strategy and Financing Review Committee, the members of which include all members of the Company’s Audit Committee.

Since May 11, 2023 through June 30, 2023, the largest aggregate amount outstanding under the Convertible Note was $25.3 million, consisting of $25.0 million of principal and $0.3 million of interest; a total of $25.3 million was outstanding as of June 30, 2023; and, since May 11, 2023 through June 30, 2023; no payments of principal or interest had been made on the amounts due under the Convertible Note.

The description of the Securities Purchase Agreement, the Convertible Note, the Pledge and Security Agreement, the Registration Rights Agreement, and their respective terms set forth in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the section entitled “Liquidity and Capital Resources” is hereby incorporated by reference into this Item 13. In addition, the Company is a party to the Standstill and Voting Agreement dated as of March 19, 2023 with Alta Fox Management, LLC and Connor Haley (the “Standstill Agreement”). The Standstill Agreement is filed as Exhibit 10.13 to our Form 10-K for fiscal year ended April 29, 2023.

As described in Amendment No. 3 (“Amendment No. 3”) to the Schedule 13D filed by Alta Fox and its affiliates named therein on June 9, 2023 with the SEC, and based on other information provided by Alta Fox, the following persons may be deemed to be beneficial owners of the shares of the Company’s Common Stock owned by Alta Fox: Alta Fox GenPar, LP, as the general partner of Alta Fox; Alta Fox Equity, LLC, as the general partner of Alta Fox GenPar, LP; Alta Fox Capital Management, LLC, as the investment manager of Alta Fox; and P. Connor Haley, as the sole owner, member and manager of each of Alta Fox Capital Management, LLC and Alta Fox Equity LLC.

On June 7, 2023, the Company received from Alta Fox written notice of a decrease in the “Percentage Cap” (as such term is defined in the Convertible Note) from 9.99 percent to 4.99 percent, which decrease became effective immediately upon the Company’s receipt of such written notice. The Percentage Cap generally represents the maximum percentage of shares of the Company’s Common Stock Alta Fox may own. Based on Amendment No. 3, Alta Fox and its affiliates identified in Amendment No. 3 owned 2,292,736 shares of Common Stock on June 9, 2023, representing 4.99% of the Common Stock of the Company, meaning Alta Fox and its affiliates are no longer “related parties” of the Company under the Company’s written policy and procedures and the applicable definitions under the Securities Act of 1933.

The Company has entered into no other related party transactions since April 30, 2022 through July 6, 2023.

Committees of the Board
The Board currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.

Audit Committee. During fiscal 2023, the Audit Committee consisted of Kevin P. McDermott (Chairperson), John P. Friel, Shereta D. Williams, and Lance D. Bultena. The Board has determined that each Audit Committee member is independent as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act. The Board has determined that Mr. McDermott, Mr. Friel, and Ms. Williams are qualified as "audit committee financial experts," as that term is defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee assists the Board in fulfilling its oversight responsibilities concerning the quality and integrity of our financial reports and related filings with the SEC. In fulfilling this role, the Audit Committee, among other things, oversees the accounting and financial reporting process and audits of the financial statements and related SEC filings; appoints and determines the compensation of Deloitte & Touche, LLP, which is our independent registered public accounting firm; reviews the scope and findings of the audit; reviews the adequacy and effectiveness of our accounting policies and system of internal control over financial reporting; and oversees our policy and procedures with respect to related party transactions described above in the section entitled "Policy and Procedures with Respect to Related Party Transactions." The Audit Committee’s written Charter is available on our website at www.daktronics.com.

Compensation Committee. During fiscal 2023, the Compensation Committee consisted of John P. Friel (Chairperson), Dr. José-Marie Griffiths, Shereta D. Williams, and Howard I. Atkins (appointed December 6, 2022). The Board has determined that all of the Compensation Committee members are independent directors, as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. The Compensation Committee annually reviews and approves the compensation of the CEO and other executives' compensation packages and acts upon management’s recommendations for executives concerning employee equity incentives, bonuses, and other compensation and benefit plans. The Compensation Committee’s Charter is available on our website at www.daktronics.com.

Nominating Committee. During fiscal 2023, the Nominating and Corporate Governance Committee consisted of prior Director James B. Morgan (Chairperson until July 20, 2022), Dr. José-Marie Griffiths, Lance D. Bultena (named Chairperson on July 20, 2022), Kevin P. McDermott, and Andrew D. Siegel (appointed on September 7, 2022). The Board has determined that all of the Nominating and Corporate Governance Committee members are independent directors as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our Nominating and Corporate Governance Committee advises and makes recommendations to the Board on all matters concerning the selection of candidates as nominees for election as Directors; develops and recommends to the Board corporate governance guidelines, oversees our Code of Conduct; and provides oversight with respect to corporate governance and ethical conduct. It also facilitates the annual review of the performance of the Board. The Nominating and Corporate Governance Committee’s Charter and our Corporate Governance Guidelines are available on our website at www.daktronics.com.

Strategy and Financing Review Committee. In December 2022, the Board formed a Strategy and Financing Review Committee (the “Strategy and Financing Review Committee”) as a non-standing committee of the Board to address the Company’s near-term credit needs and to examine alternatives for strengthening the Company’s longer-term financial structure and liquidity profile. The members of the Strategy and Financing Review Committee consist of Howard I. Atkins (Chairperson), Lance D. Bultena, John P. Friel, Dr. José-Marie Griffiths, Kevin P. McDermott, Andrew D. Siegel and Shereta D. Williams, all of whom are Independent Directors of the Company.

Director Qualifications
The information below describes the criteria and process that the Nominating Committee uses to evaluate future candidates to the Board:

When Board candidates are considered, they are evaluated based upon various criteria, such as their broad-based business and professional skills and experiences, experience serving as management or on the board of directors of other organizations, concern for the long-term interests of the shareholders, governance risk and compliance knowledge, innovation expertise, international business experience, technology company experience, contracting experience, acquisition experience, financial literacy, personal integrity and judgment, and willingness to be prepared and active participants at Board and committee meetings. The Nominating Committee and the Board seek to attract and retain highly qualified and diverse Directors who have sufficient time to attend to their duties and responsibilities to the Company.

The Nominating Committee and the Board seek members who will contribute to our overall corporate goals, taking into account:

•	The Company’s responsibility to its key stakeholders, which include shareholders, customers, suppliers, community, and employees.

•	Integrity in financial reporting and business conduct.

•	Candidates are selected based upon their potential contributions to the long-term interests of shareholders.
•	Diversity of a candidate’s skills and experiences.
 Each candidate for Director must possess the following specific minimum qualifications:

•	Demonstrated integrity and ethics in his or her professional life and an established record of professional accomplishment in his or her chosen field.

•	Absence of any material personal, financial or professional interest in any present or potential competitor of the Company.

•	Ability to participate fully in activities of the Board, including active membership in at least one committee of the Board (in the case of Independent Directors) and attendance at, and active participation in, meetings of the Board and the committee(s) of the Board of which he or she is a member.

The Nominating Committee will not change the manner in which it evaluates candidates for Board nominees, including the applicable criteria set forth above, based on whether the candidate was recommended by a shareholder.

Material Changes to the Procedures by which Security Holders May Recommend Nominees to the Board
On January 29, 2023, the Board approved the Company’s Amended and Restated Bylaws (as so amended, the “Bylaws”), effective as of such date. The Bylaw Amendments modernize and clarify the Company’s Bylaws by adding conventional provisions to ensure orderly shareholder meetings. The Bylaw Amendments, among other things:

•Provide detailed procedures consistent with market practice for the calling and holding of special meetings of shareholders; and

•Update the procedures and disclosure requirements, in line with market practice, for the nomination of director nominees for election at meetings of shareholders, including to require additional information in a notice of intent to submit a nomination by a shareholder and to address the adoption of the SEC's Universal Proxy Card Rules, including requiring that nominating shareholders comply with the Universal Proxy Card Rules.

The Bylaws apply to all meetings of shareholders to be held after January 29, 2023, including the Annual Meeting.

The Board's Evaluation
On an ongoing basis, the Nominating Committee facilitates a process to determine whether the Board and its committees are functioning effectively. The results of this process are reported to the Board for discussion.

How to Contact the Board
Shareholders wishing to contact the Board may do so by writing to it at the following address: Corporate Secretary, Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006. All letters received will be forwarded to the Board.

Compensation Committee Interlocks and Insider Participation
During fiscal 2023, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer who served on our Board or our Compensation Committee.

Involvement in Certain Legal Proceedings
None of our directors, executive officers or control persons has been involved in any of the following events described in Item 401(f) of Regulation S-K during the past 10 years:

1.a petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.a conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

a.acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.engaging in any type of business practice; or

c.engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

6.being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

7.being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of:

a.any Federal or State securities or commodities law or regulation; or

b.any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Compensation

The following table sets forth information about the compensation paid to and earned by our Directors for the fiscal year ended April 29, 2023:

FISCAL YEAR 2023 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total Compensation ($)
John P. Friel	$63,000	$60,000	$123,000
Kevin P. McDermott	67,625	60,000	127,625
Dr. José-Marie Griffiths	59,875	60,000	119,875
Shereta D. Williams	60,375	60,000	120,375
Lance D. Bultena	61,625	60,000	121,625
Howard I. Atkins (3)	14,125	100,000	114,125
Andrew D. Siegel (4)	28,250	60,000	88,250
James B. Morgan (5)	28,875	—	28,875

(1)
As an employee of the Company, Reece A. Kurtenbach, the President and CEO since September 1, 2013, was a Named Executive Officer during fiscal 2023 and therefore his compensation is reported in the appropriate tables within the section of this Proxy Statement entitled "Executive Compensation."

(2)
The $60,000 amounts represent the September 8, 2022 grants of 19,867 restricted shares of our Common Stock to each of the Directors named in the table, excluding Howard I. Atkins, with a grant date fair value of $3.02, which vest on August 23, 2023 if they are then Directors of the Company. The $100,000 amount represents the April 18, 2023 grant of 17,667 restricted shares of our Common Stock to Howard I. Atkins with a grant date fair value of $5.66, which vest on August 23, 2023 if he is then a Director of the Company. The dollar amounts in this column of the table were computed in accordance with ASC 718, Compensation - Stock Compensation promulgated by the Financial Accounting Standards Board ("ASC 718").

(3)	Joined as Director on December 7, 2022.
(4)	Joined as Director on September 7, 2022.
(5)	Retired as Director on September 7, 2022.

Independent Director Fees. For fiscal 2023, each Independent Director received an annual cash retainer of $41,625. In addition, each Independent Director received $2,500 for each Board meeting attended. The following table describes the annual retainers paid for fiscal 2023 to each Independent Director for Board Committee membership participation:

	Chair	Other Members
Audit Committee	$7,250	$4,625
Compensation Committee	6,750	4,125
Nominating and Corporate Governance Committee	6,750	4,125
Lead Independent Director	8,750

In addition, all Independent Directors served on the Strategy and Financing Review Committee, which was formed in December 2022. There were no retainers or fees paid during fiscal 2023 for participation on this committee.

All of the retainers and fees for Board and Committee service are included in the table above entitled "Fiscal Year 2023 Director Compensation".

Stock Ownership and Retention Guidelines. The Board has implemented stock ownership guidelines for Directors. Under these guidelines, each Director is expected to achieve a target of 5,000 shares of Common Stock owned, excluding shares subject to options. Directors have five years from the date they first become a member of the Board to achieve this level of ownership. As of July 6, 2023, all Directors were in compliance with these guidelines.

Executive Officers
The following discussion sets forth information as of July 6, 2023 about our executive officers who are not Directors.

Name	Positions with the Company	Age	Executive Officer Since
Sheila M. Anderson	Chief Financial Officer and Treasurer	50	2012
Bradley T. Wiemann	Executive Vice President	60	2004
Matthew J. Kurtenbach	Vice President of Manufacturing	54	2014
Carla S. Gatzke	Vice President of Human Resources and Secretary	62	2015

Sheila M. Anderson joined the Company in 2002 as a senior accountant after spending a number of years working as a certified public accountant in public accounting and auditing firms and as a senior accountant at a private company. In 2006, Ms. Anderson was named Corporate Controller and, in 2012, she was named Chief Financial Officer and Treasurer. Ms. Anderson holds a Master of Business Administration degree from the University of South Dakota and a Bachelor of Science degree in Accounting from Southwest Minnesota State University.

Bradley T. Wiemann joined the Company in 1993 as a lead design engineer after spending a number of years with Rockwell International Corporation, where he was involved in flight control systems. In 1994, he became manager of the Company's engineering groups focused on commercial and transportation product design. In 2001, his responsibilities expanded to include sales and service for commercial and transportation. In 2004, he was appointed Vice President, Commercial and Transportation and, in 2012, he was named Executive Vice President. In 2013, his responsibilities expanded to include sales and service for the High School Park and Recreation business unit. Mr. Wiemann holds a Master of Science degree in Electrical and Computer Engineering from the University of Iowa and a Bachelor of Science degree in Electrical Engineering from South Dakota State University.

Matthew J. Kurtenbach joined the Company in 1992 as a manager in manufacturing, and he subsequently served as a project manager for sports projects and as a project manager for the Company's process improvements and facility expansions. In 2001, he was named Manufacturing Manager and, in 2006, he was appointed Vice President of Manufacturing. Also in 2006, he was charged with leading the Company's transformation to lean manufacturing and, in 2013, he gained responsibility for repair center operations associated with after-sales services. Mr. Kurtenbach holds a Master of Science degree in Industrial Management and a Bachelor of Science degree in Electrical Engineering from South Dakota State University. Mr. Kurtenbach is the son of Aelred J. Kurtenbach and the brother of Reece A. Kurtenbach and Carla S. Gatzke.

Carla S. Gatzke joined the Company in 1984 in Systems Sales Engineering where she was responsible for sales and project management for legislative voting systems. In 1988, Ms. Gatzke took an 18-month leave of absence to attend and teach at Drake University. In 1990, Ms. Gatzke returned to Daktronics and managed the Star Circuits division, which manufactured printed circuit boards. In 1992, she became responsible for Human Resources and, in 1996, she added the responsibility of Information and Technology and Systems. In 2006, the responsibility of the Company's Human Resources and Information and Technology and Systems departments separated, and Ms. Gatzke was appointed Vice President of Human Resources. Ms. Gatzke has also served as Corporate Secretary since 1994. Ms. Gatzke holds a Master of Business Administration degree from Drake University and a Bachelor of Science degree in Electrical Engineering with minors in Mathematics and Computer Science from South Dakota State University. Ms. Gatzke is the daughter of Aelred J. Kurtenbach and the sister of Reece A. Kurtenbach and Matthew J. Kurtenbach.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our Directors, executive officers, and persons who own more than 10 percent of a registered class of our equity securities ("10% Shareholders") file with the SEC initial reports of ownership on Form 3 and reports of change in ownership on Form 4 or Form 5. Such Directors, executive officers and 10% Shareholders are also required by rules of the SEC to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of copies of such forms submitted to us and on written representations from our reporting persons, we believe all required reports were filed on a timely basis during fiscal 2023, except that Brad T. Wiemann inadvertently filed one late report on Form 4 regarding one purchase of 25,000 shares on October 12, 2022; Andrew D. Siegel inadvertently filed one late report on Form 3 regarding his initial ownership of Common Stock as a new director and three Forms 4 regarding his purchase of 8,042 shares on September 14, 2022, 1,958 shares on September 15, 2022, and 13,217 shares on September 20, 2022; and Howard I. Atkins has not filed his Form 3 regarding his initial ownership of Common Stock as a new director or his Form 4 for the grant of an option to him to purchase 17,667 shares of Common Stock April 18, 2023 due to difficulties obtaining his credentials from the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction. The following discussion should be read in conjunction with the various tables and accompanying narrative disclosure appearing in this Proxy Statement. Those tables and narrative disclosure provide more detailed information regarding the compensation and benefits awarded to, earned by, or paid to our Named Executive Officers, as well as the plans in which they are eligible to participate. At last year’s annual meeting, our shareholders provided an advisory "say-on-pay" vote indicating their overwhelming support of the Company’s compensation program for our Named Executive Officers. Our shareholders had previously voted that such say-on-pay votes be held annually. As a result, a proposal presented to the Company’s shareholders at the 2023 Annual Meeting will seek our shareholders’ input on our executive compensation program.

Executive Summary. Our executive compensation program, developed by management and approved by the Compensation Committee, is intended to be simple (easily understood) and team-based, focused on a few key performance metrics, and balanced among:

•	employees, managers and executives;

•	long-term and short-term objectives;

•	financial and stock performance; and

•	cash and equity compensation.
The compensation program is designed to align the interests of the executive team with the interests of our shareholders. It uses salary, benefits, and non-equity-based and equity-based incentive plans to achieve these goals, with a focus on tying compensation to corporate performance. The retention of top talent and the achievement of corporate objectives measure the effectiveness of our compensation program.

The Company's financial performance for the fiscal year ended April 29, 2023 included a decrease in orders of 19.5 percent to $681 million as compared to fiscal 2022. Fiscal 2022 saw a record number of orders from pent-up demand after COVID. In addition, macroeconomic and geopolitical conditions caused the decline in orders in the International business unit. The year-over-year growth in net sales was driven by fulfilling orders in backlog and continued order bookings. Sales growth was driven by strong market demand, increased capacity, and realization of price increases implemented beginning in late fiscal year 2022. We have seen stabilizing and improving supply chain conditions and have invested in automated machinery and equipment and in labor capacity to increase the rate of conversion of orders into sales, creating more throughput in our factories. Financial metrics for fiscal 2023 included a 1.5 percent return on assets and a 3.6 percent return on beginning shareholders' equity. Operating margin was 2.8 percent as a percent of sales for fiscal 2023 as compared to 0.7 percent as a percent of sales for fiscal 2022 due to part supply disruptions during fiscal 2022.

Changes to executive compensation during the last fiscal year were mainly due to maintaining the competitiveness of our compensation program. In addition, executive pay was reinstated beginning in fiscal 2022 after an April 1, 2020 reduction in executive compensation whereas Mr. Reece A. Kurtenbach and Ms. Sheila M. Anderson reduced their base salaries by 15%, and the other Named Executive Officers elected to reduce their base salaries by 10% in response to the potential impacts of the COVID-19 pandemic on the Company's business.

Role of Compensation Committee, Philosophy and Objectives. The Compensation Committee has the responsibility for guiding our executive compensation philosophy and overseeing the design of our executive compensation programs. In arriving at the appropriate levels of pay and incentive opportunities, the Compensation Committee reviews our compensation philosophy and trends in our peer group to assure that our executive compensation program is competitive to effectively recruit and retain talented management, focus our executives to achieve short- and long-range corporate objectives, and align the interests of the executives with the interests of our shareholders.
The Compensation Committee bases its executive compensation decisions on the following philosophies:

•	Executive compensation should be appropriate to recruit and retain high-performing executives successfully, taking into account executive pay at comparable companies and our pay practices for non-executive employees.

•	An individual executive's compensation should be based on the executive's responsibility level, capability and performance.

•	The executive team's compensation should include a significant component that is based on the Company's overall financial performance to encourage the executive team to focus on the overall success of the Company.

•	Our executives should receive few perquisites, if any, other than those provided to all employees.
The Compensation Committee annually reviews each executive's compensation. The Compensation Committee has determined that our executives' compensation will include base salary, non-equity-based incentive compensation, and equity-based incentive pay in the form of options and restricted stock units. We view the various components of compensation as related but distinct.

We determine the appropriate level for each executive compensation component based in part, but not exclusively, on the following factors:

•	internal equity and consistency;

•	individual performance;

•	the executive compensation paid by other companies with which we compete for executive talent; and

•	Company performance.
The base salary reflects the pay the Compensation Committee believes is appropriate for each executive's responsibility, capability and performance. The non-equity-based incentive compensation is designed to focus the executive team on the Company-wide goals and objectives, which focus on growth in revenue and reductions in costs in order to achieve and sustain a target operating margin. The Compensation Committee has not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation, although it has a preference for a material amount of "at risk" compensation, the amount of which is based on our financial results. The equity-based compensation plan is designed to encourage executives to also own shares of Common Stock in the Company and thereby align executives' interests with our shareholders' interests.

The Compensation Committee considers both internal equity and market competitiveness. We compare executive pay to the compensation of other key managers and employees at the Company. As described below, we also compare overall executive compensation to comparison companies and to salary database information. The Compensation Committee believes that equitable and competitive compensation, as well as leader development and promotion-from-within, are essential to retain high-performing executives. Our currently employed Named Executive Officers have an average of 31.6 years of experience with Daktronics.

For fiscal 2023, our Named Executive Officers were Reece A. Kurtenbach, Chair, President and CEO; Sheila M. Anderson, Chief Financial Officer and Treasurer; Bradley T. Wiemann, Executive Vice President; Matthew J. Kurtenbach, Vice President of Manufacturing; and Carla S. Gatzke, Vice President of Human Resources and Secretary.

Role of Executive Officers in Compensation Decisions. Our CEO and Vice President of Human Resources present to the Compensation Committee their recommendations for the salary, non-equity-based incentive compensation, and equity-based compensation grants for the Named Executive Officers. The Compensation Committee considers these recommendations and accepts or adjusts them, in whole or in part. The CEO and Vice President of Human Resources are not present for the discussions or determinations about their own compensation, but they generally participate in the discussions regarding other executive officers’ compensation. The Chair of the Compensation Committee presents the Compensation Committee’s findings regarding compensation for executive officers to the Board. Based on such input, the Board reviews and generally approves and adopts the Committee's recommendations regarding the executives' compensation plan.

Benchmarking. In making decisions regarding elements and amounts of compensation, the Compensation Committee considers the compensation paid to executive officers at similar levels and responsibilities. These are public companies in our geographical area with revenues of between $250 million and $1.5 billion and with a focus on manufacturing or technology.
The following list sets forth the companies comprising our peer group list:

Apogee Enterprises, Inc.	Hawkins, Inc.	Johnson Outdoors Inc
Badger Meter, Inc.	iMedia Brands, Inc.	Manitowoc Co Inc.
Bio-Techne Corporation	Tennant Company	Proto Labs Inc.
Douglas Dynamics Inc	Lindsay Corporation	Strattec Security Corp.
Graco, Inc.	Enerpac Tool Group Corp.	Mayville Engineering Co Inc.
Flexsteel Industries Inc.

The Compensation Committee also considers compensation data from the Economic Research Institute, which takes into consideration company size, geography, base salary and variable cash compensation but excludes equity incentive compensation information.

The Compensation Committee believes that the Company's executive compensation is sufficiently conservative, as well as appropriately competitive, so as not to require an external consultant opinion.

Elements of Compensation

For fiscal 2023, the principal components of our executive compensation program consisted of the following, each of which is addressed below in greater detail:

•	base salary,

•	non-equity-based incentive compensation plan,

•	equity-based compensation plan, and

•	benefits.
Base Salary. The base salary reflects each executive's responsibility, capability and performance. Base salary is determined based on the benchmarking data for the executive's responsibilities, the executive's experience, and the executive's performance and the impact of such performance on our business results.

The Compensation Committee also takes into account the Company's financial performance, and it has in the past limited executive pay changes based on business or economic conditions. The Compensation Committee also considers the recommendations of the CEO for other Named Executive Officers.

Non-Equity-Based Incentive Compensation Plan. The purpose of our non-equity-based incentive compensation plan is to focus the executive team on the Company-wide goals and objectives of growth in revenue and reductions in costs in order to achieve and sustain a target operating margin. The non-equity-based incentive compensation plan is a formula-based variable cash compensation plan, with no payouts if operating margin is less than 2.5 percent, targeted payouts at a 10 percent operating margin, and maximum payouts at a 12.5 percent operating margin. The targeted level of variable cash compensation varies from an amount equal to five months of base salary to nine months of base salary for each executive officer. The maximum level of the variable cash compensation is 120 percent of the targeted level of variable cash compensation.

This level of non-equity compensation takes into account other non-equity incentive compensation plans at comparable companies, as well as the Compensation Committee's preference for a material level of executive compensation that varies with the Company's performance. The Compensation Committee selected the operating margin measure for the formula because it believes the operating margin measure is the most appropriate indicator of performance that will drive long-term shareholder value, and it is consistent with our corporate strategies.

The various payout percentages based on operating margins are as follows:

Operating Margin	Percentage of Targeted Non-equity Incentive Compensation
Less than 2.5%	—
2.5 to 5.0%	0.0 to 25.0%
5.0 to 7.5%	25.0 to 60.0%
7.5 to 10.0%	60.0 to 100.0%
10.0 to 12.5%	100.0 to 120.0%

We follow applicable laws and regulations regarding the recovery of any non-equity-based compensation, other incentive-based or equity-based compensation, and profits realized from the sale of securities resulting from any misconduct on the part of an executive officer.

During fiscal 2023, the Named Executive Officers were eligible for non-equity-based incentive compensation if the maximum payout of 120 percent of target was achieved as follows: CEO - 90 percent of his base salary; Chief Financial Officer - 65 percent of her base salary; Vice President and Secretary - 50 percent of her base salary; and all other Named Executives Officers - 65 percent of his or her base salary. For fiscal 2023, there was a total of $29,362 of non-equity-based incentive compensation for Named Executive Officers and none in fiscal 2022 and fiscal 2021.

Equity-Based Compensation Program. Grants of equity awards offer long-term incentives to our executives and align the interests of employees more closely with those of our shareholders.

Each year, the Board, based on recommendations of the Compensation Committee, determines the number of shares that may be subject to equity awards for all employees, including the Named Executive Officers. The total number of shares subject to equity awards is constrained by the Board’s desire to limit dilution to shareholders to a level consistent with our historical levels, which generally approximate a dilution of one percent, and to limit the total grant date fair value of the equity awards to a targeted level. The one percent dilution is based on an assessment of a conservative amount relative to high-tech growth companies. The grant date fair value is based on a comparison to the prior fiscal year's expense and the current year’s estimate of a percentage of total payroll expense. The Compensation Committee and the Board generally follow a practice of estimating the equity grant valuation limit based on the share price on the date of the Compensation Committee meeting at which the equity grants are determined by the Compensation Committee for recommendation to the Board to assure that the valuation limit is consistent with the approximate dilution limit of one percent. The Compensation Committee then allocates these equity grants to the Named Executive Officers, and the CEO allocates equity grants to selected employees. To facilitate the grant of stock options to employees and other executive officers, the Board authorized the CEO to grant individual stock options and restricted stock units during fiscal 2023, subject to the guidelines and limitations imposed by the Compensation Committee.

The Compensation Committee also considers trends in equity-based compensation, the mix of the type of equity grants, and the number of our shares that are available for equity grants. The Compensation Committee and the Board also generally follow a practice of allocating similar equity grants to each of the Named Executive Officers, with some variation based on responsibilities and experience. The allocation to the Named Executive Officers is based on historical grants, the value of past grants, and the Company’s performance, all of which are subject to the objectives listed under the section of this Proxy Statement entitled "Compensation Discussion and Analysis - Role of Compensation Committee, Philosophy and Objectives."

For fiscal 2023, the Compensation Committee determined that each Named Executive Officer would be allocated equity grants for approximately 13,750 shares of Common Stock, with a ratio of 4.5-to-1 of incentive stock options to restricted stock units. The Compensation Committee determined that Mr. Reece A. Kurtenbach should receive a grant of approximately twice the amount of the other Named Executive Officers to facilitate his ownership of additional stock of the Company as the CEO and to reflect a ratio of grants to the CEO compared to the grant to Named Executive Officers that is more similar to the ratio in the benchmarking data. The Compensation Committee determined that the valuation of the equity grants, based on the grant date fair value as determined under ASC 718, would be limited to approximately $1.3 million for all employees, including the Named Executive Officers. The value of the restricted stock units was equal to 46.5 percent of the value of the stock options for executives, as determined under the fair value provisions of ASC 718. For fiscal 2023, all equity grants to employees were made under the Daktronics, Inc. Stock Incentive Plan (the "2020 Plan").

The Board and the Compensation Committee approve equity grants for Named Executive Officers and other employees annually in their summer meetings to coincide with the director equity grants and the annual meeting of shareholders. Equity awards are not typically granted at other times of the year for employees, including new employees. The exercise price of all stock options granted is equal to the fair market value of the Common Stock as reported on The Nasdaq Global Select Market on the date of grant, which is defined in the 2020 Plan as the closing price of the Common Stock as reported on The Nasdaq Global Select Market on the date of grant. All options also contain five-year vesting provisions, with 20 percent of the shares underlying the stock option vesting each year following the date of grant. The restricted stock units also contain a five-year vesting provision, with 20 percent of the restricted stock units vesting each year following the date of grant.

Benefits. Our Named Executive Officers are eligible for all benefits generally available to our full-time employees. We do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.

All employees, including the Named Executive Officers, are entitled to participate in the 401(k) Plan, which is qualified under Section 401(k) of the Internal Revenue Code (the "Code"). At the discretion of the Board, we may make matching contributions equal to a percentage of the salary deduction contributions or other discretionary amounts. For fiscal year 2021, the matching contribution program was suspended because of the COVID-19 pandemic. Effective for fiscal year 2022, the matching contribution program was reinstated. We paid $3.0 million in fiscal 2023 and $2.6 million in fiscal 2022 in matching contributions. Contributions to the 401(k) Plan on behalf of the Named Executive Officers are included in the table entitled "Summary Compensation Table – Fiscal 2023."

All employees, including the Named Executive Officers, are entitled to participate in the Daktronics, Inc. Employee Stock Purchase Plan ("ESPP"), which is intended to qualify under Section 423 of the Code. The ESPP allows employees to purchase shares of Common Stock, subject to annual and ownership limitations, at a price equal to 85 percent of the lower of the fair market value of the Common Stock at the beginning or the end of each six-month offering period.

Accounting and Tax Treatment
We account for equity-based compensation paid to employees under ASC 718, which requires us to estimate and record an expense over the service period of the award. Thus, we may record an expense in one year for awards granted in earlier years. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

With respect to option awards, we generally can deduct the gain recognized by employees and directors from the exercise of non-qualified options. However, to the extent that an option is an incentive stock option, we cannot deduct the gain recognized by the optionee upon exercise of the option if there is no disqualifying disposition by the optionee.

With respect to restricted stock awards, we generally can deduct the fair market value of the shares vested on the vesting date. Alternatively, if the recipient were to make an election under Section 83(b) of the Code, we would be entitled to a deduction on the date of grant equal to the value of the restricted stock on the date of grant.

Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to a company's chief executive officer and the four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. Because the potential amount of base salary and non-equity-based incentive compensation that each of our executive officers can earn is less than $1 million, Section 162(m) of the Code has not been material to our compensation decisions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled "Compensation Discussion and Analysis" with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee,

John P. Friel, Chair
Dr. José-Marie Griffiths

Shereta D. Williams
Howard I. Atkins

EXECUTIVE COMPENSATION

For the fiscal years ended April 29, 2023, April 30, 2022 and May 1, 2021, the following table sets forth information about compensation awarded to, earned by or paid to our principal executive officer and principal financial officer and our next three most highly compensated executive officers whose total compensation was greater than $100,000 for the fiscal year ended April 29, 2023, all of whom constitute our "Named Executive Officers."

SUMMARY COMPENSATION TABLE – FISCAL 2023

Name and Principal Position	Year	Salary($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation($) (3)	All Other Compensation($)(4)	Total($)
Reece A. Kurtenbach	2023	$491,400	$16,308	$35,039	$11,286	$9,150	$563,183
CEO and President	2022	470,308	28,296	30,375	—	9,694	538,673
	2021	386,658	20,520	42,660	—	—	449,838
Sheila M. Anderson	2023	$314,985	$7,550	$16,313	$5,272	$6,536	$350,656
Chief Financial Officer	2022	300,192	13,100	14,063	—	7,883	335,238
	2021	244,963	9,500	19,750	—	—	274,213
Bradley T. Wiemann	2023	$297,515	$7,550	$16,313	$4,930	$8,442	$334,750
Executive Vice President	2022	287,339	13,100	14,063	—	8,186	322,688
	2021	255,240	9,500	19,750	—	—	284,490
Matthew J. Kurtenbach	2023	$287,115	$7,550	$16,313	$4,761	$8,613	$324,352
Vice President	2022	276,546	13,100	14,063	—	8,296	312,005
	2021	245,340	9,500	19,750	—	—	274,590
Carla S. Gatzke	2023	$244,292	$7,550	$16,313	$3,113	$7,329	$278,597
Vice President and	2022	235,523	13,100	14,063	—	7,066	269,752
Secretary	2021	208,980	9,500	19,750	—	—	238,230

(1)
Consists of restricted stock units granted under the 2020 Plan for fiscal 2021, 2022 and 2023. In accordance with ASC 718, the amount is calculated based on the grant date fair value of the award. Refer to "Note 10. Shareholders' Equity and Share-Based Compensation" of the Notes to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended April 29, 2023 for a discussion of the assumptions used in calculating the amounts under ASC 718.

(2)
Consists of stock options granted under the 2020 Plan for fiscal 2021, fiscal 2022, and fiscal 2023. The value of the option awards is calculated based on the grant date fair value of the award in accordance with ASC 718. Refer to "Note 10. Shareholders' Equity and Share-Based Compensation" of the Notes to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended April 29, 2023 for a discussion of the assumptions used in calculating the amount under ASC 718.

(3)
The amounts in this column reflect the total variable cash compensation paid to the Named Executive Officers under the non-equity-based incentive compensation plan. As explained above, non-equity-based incentive compensation payments are based upon the achievement of certain operating margin targets for fiscal 2021, 2022, and 2023.

(4)	Consists of matching contributions made by us under the 401(k) Plan, which is intended to qualify under Section 401(k) of the Code.

The following table sets forth information regarding grants of plan-based awards to the Named Executive Officers during fiscal 2023:

GRANTS OF PLAN-BASED AWARDS — FISCAL 2023

	Estimated future payouts under non-equity incentive plan awards(1)				All other stock awards: number of shares of stock or units	All other option awards: number of securities underlying options	Exercise or base price of option awards	Grant date fair value of stock and option
Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date	(#)(2)	(#) (3)	($/share)(4)	awards ($) (5)
Reece A. Kurtenbach	94,050	376,200	451,440	9/8/2022	5,400	24,165	3.02	51,347
Sheila M. Anderson	43,929	175,717	210,860	9/8/2022	2,500	11,250	3.02	23,863
Bradley T. Wiemann	41,085	164,342	197,210	9/8/2022	2,500	11,250	3.02	23,863
Matthew J. Kurtenbach	39,677	158,708	190,450	9/8/2022	2,500	11,250	3.02	23,863
Carla S. Gatzke	25,938	103,750	124,500	9/8/2022	2,500	11,250	3.02	23,863

(1)	Consists of variable cash compensation under our annual non-equity-based incentive compensation plan. The amounts reflect the minimum payment level, if an award is achieved, the target payment level, and the maximum payment level under the plan. For additional information concerning our annual non-equity-based compensation plan, see the section of this Proxy Statement entitled "Compensation Discussion and Analysis - Elements of Compensation."

(2)	Consists of restricted stock units granted to the Named Executive Officers in fiscal 2023 under the 2020 Plan. The units vest as to 20 percent of the shares one year after the date of grant and as to an additional 20 percent in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.

(3)
Consists of options granted to the Named Executive Officers in fiscal 2023 under the 2020 Plan. The options vest and become exercisable as to 20 percent of the shares one year after the date of grant and as to an additional 20 percent in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.

(4)	The exercise price of all options was equal to the closing price of the Common Stock as quoted on The Nasdaq Global Select Market on the date of grant as provided in the 2020 Plan.

(5)
Represents the full grant date fair value determined pursuant to ASC 718 as reflected in our financial statements, based on the number of shares subject to the options and restricted stock unit awards granted and the closing price of the Common Stock as quoted on The Nasdaq Global Select Market on the date of grant, which was $3.02 per share on September 8, 2022.

The following table sets forth information about unexercised options and restricted stock units that have not vested that were held at April 29, 2023 by the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — FISCAL 2023

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Reece A. Kurtenbach	8/22/2013	8,750	—	11.05	08/22/23	—	—
	9/1/2013	25,000	—	10.93	08/22/23	—	—
	9/4/2014	15,000	—	13.31	09/04/24	—	—
	9/3/2015	15,000	—	8.51	09/03/25	—	—
	9/1/2016	15,000	—	9.57	09/01/26	—	—
	8/31/2017	15,000	—	9.63	08/31/27	—	—
	9/6/2018	10,800	2,700	7.83	09/06/28	—	—
	9/5/2019	8,100	5,400	7.47	09/05/29	—	—
	9/3/2020	10,800	16,200	4.11	09/03/30	—	—
	9/2/2021	2,700	10,800	5.66	09/02/31	—	—
	9/8/2022	—	24,165	3.02	09/08/32	—	—
		—	—	—	—	16,200	77,922
Sheila M. Anderson	8/22/2013	6,870	—	11.05	08/22/23	—	—
	9/4/2014	7,500	—	13.31	09/04/24	—	—
	9/3/2015	7,500	—	8.51	09/03/25	—	—
	9/1/2016	7,500	—	9.57	09/01/26	—	—
	8/31/2017	7,500	—	9.63	08/31/27	—	—
	9/6/2018	5,000	1,250	7.83	09/06/28	—	—
	9/5/2019	3,750	2,500	7.47	09/05/29	—	—
	9/3/2020	5,000	7,500	4.11	09/03/30	—	—
	9/2/2021	1,250	5,000	5.66	09/02/31	—	—
	9/8/2022	—	11,250	3.02	09/08/32	—	—
		—	—	—	—	7,500	36,075
Bradley T. Wiemann	8/22/2013	10,800	—	11.05	08/22/23	—	—
	9/4/2014	7,500	—	13.31	09/04/24	—	—
	9/3/2015	7,500	—	8.51	09/03/25	—	—
	9/1/2016	7,500	—	9.57	09/01/26	—	—
	8/31/2017	7,500	—	9.63	08/31/27	—	—
	9/6/2018	5,000	1,250	7.83	09/06/28	—	—
	9/5/2019	3,750	2,500	7.47	09/05/29	—	—
	9/3/2020	5,000	7,500	4.11	09/03/30	—	—
	9/2/2021	1,250	5,000	5.66	09/02/31	—	—
	9/8/2022	—	11,250	3.02	09/08/32	—	—
		—	—	—	—	7,500	36,075
Matthew J. Kurtenbach	8/22/2013	10,500	—	11.05	08/22/23	—	—
	9/4/2014	7,500	—	13.31	09/04/24	—	—
	9/3/2015	7,500	—	8.51	09/03/25	—	—
	9/1/2016	7,500	—	9.57	09/01/26	—	—
	8/31/2017	7,500	—	9.63	08/31/27	—	—
	9/6/2018	5,000	1,250	7.83	09/06/28	—	—
	9/5/2019	3,750	2,500	7.47	09/05/29	—	—
	9/3/2020	5,000	7,500	4.11	09/03/30	—	—
	9/2/2021	1,250	5,000	5.66	09/02/31	—	—
	9/8/2022	—	11,250	3.02	09/08/32	—	—

		—	—	—	—	7,500	36,075
Carla S. Gatzke	8/22/2013	6,870	—	11.05	08/22/23	—	—
	9/4/2014	6,870	—	13.31	09/04/24	—	—
	9/3/2015	6,870	—	8.51	09/03/25	—	—
	9/1/2016	6,870	—	9.57	09/01/26	—	—
	8/31/2017	6,870	—	9.63	08/31/27	—	—
	9/6/2018	5,000	1,250	7.83	09/06/28	—	—
	9/5/2019	3,750	2,500	7.47	09/05/29	—	—
	9/3/2020	5,000	7,500	4.11	09/03/30	—	—
	9/2/2021	1,250	5,000	5.66	09/02/31	—	—
	9/8/2022	—	6,250	3.02	09/08/32	—	—
		—	—	—	—	7,500	36,075

(1)	All options vest in equal installments over five years beginning one year after the grant date, but only if the Named Executive Officer is then an employee of the Company, and expire after 10 years.

(2)	Restricted stock units vest as to 20 percent of the shares one year after date of grant and as to an additional 20 percent in each succeeding year, but only if the Named Executive Officer is then an employee of the Company.

(3)
Determined by multiplying the Company's $4.81 per share closing price of its Common Stock as reported on The Nasdaq Global Select Market on April 29, 2023, which was the last business day of fiscal 2023, by the number of shares subject to the award.

The following table sets forth information regarding the exercise of stock options by and the vesting of restricted stock awards during fiscal 2023 for the Named Executive Officers:

OPTION EXERCISES AND STOCK VESTED – FISCAL 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Reece A. Kurtenbach	—	—	5,520	23,239
Sheila M. Anderson	—	—	2,600	10,946
Bradley T. Wiemann	—	—	2,600	10,946
Matthew J. Kurtenbach	—	—	2,600	10,946
Carla S. Gatzke	—	—	2,550	10,736

(1)	Consists of the difference between the closing price of the Common Stock on the date of exercise and the per share exercise price of the option multiplied by the number of shares acquired upon exercise.

(2)	Consists of the number of shares vested multiplied by the market value of the shares of Common Stock as of the vesting date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of April 29, 2023 with respect to our equity compensation plans:

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2007 Stock Incentive Plan	314,632	$12.11	—
2015 Stock Incentive Plan	815,318	8.61	—
2020 Stock Incentive Plan	915,400	4.07	1,801,857
Employee Stock Purchase Plan(1)	Not Applicable	Not Applicable	1,574,555
Total	2,045,350	$7.11	3,376,412

(1)	Under the ESPP, shares are acquired at the time of investment by the participating employees at the applicable discount.

Post-Employment Compensation

Potential Payments upon Termination of Employment or Change in Control
The table below reflects the compensation that would be paid to each of our Named Executive Officers in the event of termination of such Named Executive Officer's employment. The amounts shown assume that such termination was effective as of April 29, 2023, include estimated amounts earned through such date, and are estimates of the amounts which would be paid out to the Named Executive Officers upon the termination of their employment. The actual amounts to be paid can be determined only at the time of such Named Executive Officer's actual separation from the Company. In addition, there may be re-negotiation of the payments upon any termination of employment or change in control.

Under the 2020 Plan, all options and restricted stock units immediately vest upon a "change in control," as that term is defined in the 2020 Plan. The Daktronics, Inc. 2007 Stock Incentive Plan (the "2007 Plan") and the Daktronics, Inc. 2015 Stock Incentive Plan (the "2015 Plan") have expired, but there are awards outstanding under the 2007 Plan and 2015 Plan that are governed by their terms. Upon a termination of employment for any reason, and consistent with our employment policies which apply to all employees, we are obligated to pay for accrued and unused vacation time, which would then be payable in a lump sum.

Name	Benefit	Termination due to change in control	Termination without cause or for good reason	Termination for cause or for good reason	Death
Reece A. Kurtenbach	Stock option vesting acceleration(1)	$7,560	$—	$—	$—
	Restricted stock unit vesting acceleration	77,922	—	—	—
	Vacation pay	20,305	20,305	20,305	20,305
		$105,787	$20,305	$20,305	$20,305

Sheila M. Anderson	Stock option vesting acceleration(1)	$3,500	$—	$—	$—
	Restricted stock unit vesting acceleration	36,075	—	—	—
	Vacation pay	33,683	33,683	33,683	33,683
		$73,258	$33,683	$33,683	$33,683

Bradley T. Wiemann	Stock option vesting acceleration(1)	$3,500	$—	$—	$—
	Restricted stock unit vesting acceleration	36,075	—	—	—
	Vacation pay	18,525	18,525	18,525	18,525
		$58,100	$18,525	$18,525	$18,525

Matthew J. Kurtenbach	Stock option vesting acceleration(1)	$3,500	$—	$—	$—
	Restricted stock unit vesting acceleration	36,075	—	—	—
	Vacation pay	44,373	44,373	44,373	44,373
		$83,948	$44,373	$44,373	$44,373

Carla S. Gatzke	Stock option vesting acceleration(1)	$3,500	$—	$—	$—
	Restricted stock unit vesting acceleration	36,075	—	—	—
	Vacation pay	42,976	42,976	42,976	42,976
		$82,551	$42,976	$42,976	$42,976

(1)
For option awards, consists of the difference between the $4.81 per share closing price of the Common Stock as reported on The Nasdaq Global Select Market as of April 29, 2023, which was the last business day of fiscal 2023, and the exercise price of the option multiplied by the number of shares subject to the option.

Other Post-Employment Payments
We do not provide pension arrangements, post-retirement health coverage or non-qualified defined contribution plans to any of our employees.

Compensation Risk Analysis
The Compensation Committee has established the non-equity incentive program to be based on the same Company-wide measure for each executive. As previously described, the Compensation Committee has selected operating margin as the Company-wide measure. Basing the program on the same Company-wide measure for all the executives minimizes the risks associated with individual formulas based on individual actions. The non-equity incentive program is the only formula-based incentive-compensation program in the Company.

CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), we are providing the following information with respect to fiscal 2023:

•	the annual total compensation of the median employee of our Company (which excludes our CEO) was $54,227; and

•	the annual total compensation of our CEO was $563,183.

Based on this information, a reasonable estimate of the ratio of the annual total compensations of our CEO and the median employee for fiscal 2023 was approximately 10 to 1.

We determined our median employee compensation as of January 1, 2022. We included all world-wide full-time, part-time, temporary and student employees and excluded our CEO in the median compensation calculation. We calculated each identified employee’s total compensation as the annualized value of their current base hourly rate with scheduled hours or salary rate. Compensation paid in currencies other than U.S. dollars were converted to U.S. dollars based on average exchange rates for the period ended January 1, 2022.

The identified median employee received $50,960 of base pay in fiscal 2023. We then calculated the median employee's annual total compensation on the same basis that we used to calculate the total compensation of our Named Executive Officers set forth in the Summary Compensation Table, which added $3,267 to the median employee's base pay due to overtime. Thus, our median employee's annual total compensation was $54,227.

The pay ratio reported above is calculated in a manner consistent with SEC rules and guidance, based on our internal records and the methodology described above. In addition, the rules for identifying the "median employee" and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the compensation for our median employee and the pay ratio reported by us should not be used as a comparison to the information reported by other companies.

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of the Regulation S-K, the following table presents, for each of three most recent fiscal years:
•total compensation, as calculated in the Summary Compensation Table, for our CEO (who was our principal executive officer ("PEO") for the three fiscal years covered by the Pay Versus Performance table) and an average for our other Named Executive Officers ("Non-PEO NEOs");

•Compensation actually paid to our PEO and an average for our Non-PEO NEOs, an SEC-prescribed calculation which adjusts total compensation for the items described below and which does not equate to realized compensation;

•our cumulative total shareholder return ("TSR") since the last trading day before the earliest year presented;

•our net income; and

•our operating income.

For a description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our Named Executive Officers, see the "Compensation and Analysis" section of this Proxy Statement.

Pay versus Performance Table

					Value of $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(4)	Average Summary Compensation Table for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1,4)	TSR	Peer Group TSR(2)	Net Income (Thousands)	Operating Income(3)
2023	$563,183	$669,639	322,089	377,287	43.58	0.02	6,802	21,388
2022	538,673	439,151	309,921	250,296	(45.71)	(11.08)	592	4,046
2021	449,838	530,283	267,881	307,723	38.65	63.52	10,926	17,108

(1)
The individuals who comprised the Non-PEO NEOs in each of the covered fiscal years were Sheila M. Anderson, Chief Financial Officer and Treasurer; Bradley T. Wiemann, Executive Vice President; Matthew J. Kurtenbach, Vice President of Manufacturing; and Carla S. Gatzke, Vice President of Human Resources and Secretary.

(2)	The peer group used in this Pay Versus Performance table is the Nasdaq Composite-Total Return. We selected this Index of companies with similar market capitalization because we are unable to identify a peer group of companies similar to us in size and scope of business activities or a widely recognized published industry index that accurately reflects our diverse business activities. Most our direct competitors in our various business units are either privately owned or divisions of larger, publicly owned companies.
(3)	Our Company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link compensation actually paid to our PEO and Non-PEO NEOs for fiscal 2023 to our performance, is operating income.
(4)	SEC rules require certain adjustments be made to the Summary Compensation Table ("SCT") totals to determine "compensation actually paid" ("CAP") as reported in the Pay Versus Performance Table. "CAP" does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, CAP is calculated as SCT total compensation adjusted to include the fair market value of equity awards as of the last day of the applicable fiscal year or, if earlier, the vetsing date (rather than the grant date). The tables below set forth the amounts deducted from and added to the SCT total compensation amounts to calculate CAP for our PEO and average CAP to the Non-PEO NEOs.

Adjustments to Determine Compensation "Actually Paid" for PEO	2023	2022	2021
Deduction for amounts reported under the "Stock Awards" column in the SCT	$(16,308)	$(28,296)	$(20,520)
Deduction for amounts reported under the "Option Awards" columns in the SCT	(35,039)	(30,375)	(42,660)
Increase for fair value of awards granted during fiscal year that remain unvested as of year end	98,952	31,320	108,540
Increase for fair value of awards granted during fiscal year that vest during year	0	0	0
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	46,934	(75,647)	41,542
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	11,917	3,476	(6,457)
Deduction of fair value of awards granted prior to year that were forfeited during year	0	0	0
Increase based upon incremental fair value of awards modified during year	0	0	0
Increase based on dividends or other earnings paid during year prior to vesting date of award	0	0	0
Total Adjustments	$106,456	$(99,522)	$80,445

Adjustments to Determine Compensation "Actually Paid" for Non-PEO NEOs	2023	2022	2021
Deduction for amounts reported under the "Stock Awards" column in the SCT	$(7,550)	$(13,100)	$(9,500)
Deduction for amounts reported under the "Option Awards" columns in the SCT	(16,313)	(14,063)	(19,750)
Increase for fair value of awards granted during fiscal year that remain unvested as of year end	46,000	14,500	50,250
Increase for fair value of awards granted during fiscal year that vest during year	0	0	0
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	27,498	(45,329)	21,925
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year	5,563	(1,633)	(3,083)
Deduction of fair value of awards granted prior to year that were forfeited during year	0	0	0
Increase based upon incremental fair value of awards modified during year	0	0	0
Increase based on dividends or other earnings paid during year prior to vesting date of award	0	0	0
Total Adjustments	$55,198	$(59,625)	$39,842

Relationship Between Pay and Performance

We believe the tables above shows the alignment between compensation actually paid to the Named Executive Officers and the Company’s performance, consistent with our compensation philosophy as described in the section entitled “Compensation Discussion and Analysis" in this Proxy Statement.The charts below present a graphical comparison of compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: the Company's (1) TSR; (2) Net Income, and (3) Operating Income.

The chart below presents a graphical comparison of the Company's TSR to the Peer Group TSR for the three fiscal years covered by the Pay Versus Performance table.

AUDIT COMMITTEE REPORT

The Audit Committee is currently composed of four directors who are independent as provided in Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act. The members of the Audit Committee are appointed annually by the Board.

The membership of the Audit Committee for fiscal 2023, together with their appointment dates and attendance at meetings, is set forth below:

Members	Audit Committee Member since	Attendance/Total Meetings
Kevin P. McDermott	2016	5/5
John P. Friel	2016	5/5
Shereta D. Williams	2021	5/5
Lance D. Bultena	2021	5/5

The Audit Committee has reviewed and discussed with management and the Independent Auditor our audited consolidated financial statements as of and for the fiscal year ended April 29, 2023, and the results of management's assessment and the Independent Auditor's audit of the effectiveness of the Company's internal control over financial reporting; the significant accounting policies, including their quality and acceptability, applied by management in the preparation of our financial statements, as well as alternative treatments; significant estimates and judgments applied by management in the preparation of our financial statements; the use of non-GAAP measures; and management's and the Independent Auditor's judgment with respect to risk assessment. The Audit Committee received regular updates from our Chief Financial Officer and general counsel on various matters, including the status of litigation and regulatory matters, internal control matters; our banking relationships and credit facilities, and estimated cash flow, capital expenditures, and investments in affiliates. The Audit Committee reviewed and discussed our quarterly earnings press releases and Quarterly Reports on Form 10-Q filed with the SEC. We have discussed with our Independent Auditor the matters required by the standards of the Public Company Accounting Oversight Board ("PCAOB"), including PCAOB Auditing Standards No. 1301, Communications with Audit Committees, the rules of the SEC, and other applicable regulations. We have also received from the Independent Auditor the written disclosures and the letter required by applicable requirements of PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, regarding the Independent Auditor's independence; and reviewed and pre-approved fees charged by the Independent Auditor and considered whether the Independent Auditor's provision of non-audit services to us is compatible with its independence. The Audit Committee also met in executive session following each of the Audit Committee meetings with representatives of our Independent Auditor.

The Audit Committee recognizes the importance of maintaining the independence of the Company's Independent Auditor, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company's Independent Auditor and determines whether to re-engage such firm. In doing so, the Audit Committee considers, among other things, the quality and efficiency of the services provided by the Independent Auditor, its capabilities and its technical expertise, its knowledge of the Company's operations and industry, and relevant information concerning its independence. Based on this evaluation, the Audit Committee recommended the appointment of Deloitte as our Independent Auditor to perform reviews of our interim consolidated financial statements and to perform audits of our annual consolidated financial statements and of our internal control over financial reporting for fiscal 2024.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for the fiscal year ended April 29, 2023 be included in our Annual Report on Form 10-K for filing with the SEC.

By the Audit Committee,

Kevin P. McDermott, Chair
John P. Friel
Shereta D. Williams
Lance D. Bultena

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

We have adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, we are delivering only one copy of our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials to multiple shareholders who have requested paper copies of the Annual Report and Proxy Statement and who share the same address, unless we have received contrary instructions from one or more of the shareholders. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards or voting instruction cards. In addition, some banks, brokers, trustees and other nominees may be participating in this practice of householding our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials. This practice benefits us and our shareholders because it reduces the volume of duplicate information received at a shareholder’s address and helps reduce our expenses. Shareholders who share an address and receive multiple copies of our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials may request only one copy of these materials by contacting their bank, broker, trustee or other nominee record holder or by contacting the Company as described in the next paragraph.

Shareholders that have previously received a single set of our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials may request their own copies this fiscal year or in future years by contacting their bank, broker, trustee or other nominee record holder or by contacting the Company as described in the next sentence. We will also deliver promptly separate paper copies of our Annual Report, this Proxy Statement and our Notice of Internet Availability of Proxy Materials to any shareholder upon written request sent to Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006, Attention: Investor Relations, or upon verbal request by calling (605) 692-0200.

AVAILABLE INFORMATION

The Annual Report to Shareholders for the fiscal year ended April 29, 2023, including financial statements, is being mailed with this Proxy Statement. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of this Proxy Statement.

The Annual Report to Shareholders for the fiscal year ended April 29, 2023 can also be accessed on our website at www.daktronics.com by selecting "Investors" at the bottom of the website under "Our Company" and then "Annual Reports and Proxy" under the heading "Financial Information." Any person whose proxy is solicited by this Proxy Statement will be provided, upon request and without charge, with a copy of our Annual Report on Form 10-K for the fiscal year ended April 29, 2023. Please submit such requests to Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006, Attention: Investor Relations, or by calling (605) 692-0200.

By Order of the Board of Directors,

Carla S. Gatzke
Secretary

PROXY

DAKTRONICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DAKTRONICS, INC.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby appoints Reece A. Kurtenbach and Carla S. Gatzke, and each of them, as proxies, each with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Daktronics, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota, 57006 on September 6, 2023 at 4:30 p.m. Central Time, and at any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

(Continued and to be marked, dated, and signed on other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Proxy Statement are available at:
http://viewproxy.com/Daktronics/2023

Please mark your votes like this ☒

The Board of Directors recommends a vote "FOR" the following:

NOMINEES:	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT
(1) Lance D. Bultena			☐
(2) Dr. José-Marie Griffiths			☐
(3) Howard I. Atkins			☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and mark the box for each nominee you wish to withhold.

Please indicate if you plan to attend this meeting ☐

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

Proposal 2. Non-binding advisory vote to approve the compensation of our named executive officers.

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4. Non-binding advisory proposal to ratify the amendment to the Company's Bylaws.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Date ____________________

Signature ____________________

Signature (if held jointly) ____________________

NOTE: This proxy should be marked, dated, and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet:
Go to www.AALvote.com/DAKT

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1-866-804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.

AMENDED AND RESTATED BYLAWS
OF
DAKTRONICS, INC.
A SOUTH DAKOTA BUSINESS CORPORATION
INCORPORATED UNDER SOUTH DAKOTA LAW
ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1.1Place of Meeting. All meetings of the shareholders of the Corporation shall be held at the principal executive office of the Corporation in the State of South Dakota or at such other place within or without the state as may be fixed from time to time by the Board of Directors.
Section 1.2Annual Meetings. An annual meeting of the Corporation’s shareholders shall be held on such date, time, and place as the Board of Directors shall by resolution establish. At the annual meeting, the shareholders shall elect qualified successors for directors whose terms are expiring and shall transact such other business as may properly come before them.
Section 1.3Special Meetings.
(a)Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman, the Chief Executive Officer, the Chief Financial Officer, or Secretary, or by any two or more directors, or by written demand in accordance with this Section 1.3, including the purpose or purposes for the meeting, by a shareholder or shareholders holding ten percent (10%) or more (the “Requisite Percentage”) of the voting power of all shares entitled to vote at the meeting (“Qualifying Shareholder Demand”). Multiple shareholder demands delivered to the Secretary will be considered collectively to determine whether a Qualifying Shareholder Demand has been made only if each such demand (i) identifies substantially the same purpose or purposes of the special meeting of the shareholders and substantially the same matters proposed to be acted on at the special meeting of the shareholders, as determined in good faith by the Board of Directors, and (ii) has been dated and delivered to the Secretary within sixty (60) days of the earliest dated shareholder demand received by the Secretary in connection with the calling of the same special meeting; provided, that the shareholder submitting the initial demand that such special meeting be called (the “Initial Demanding Shareholder”) shall also deliver a notice at that time that sets forth all of the information required in Article I, Section 1.11 of these Bylaws, as if Article I, Section 1.11 applies to a special meeting and any nomination of directors or other business to be brought before a special meeting.
(b)If a special meeting is demanded by any person or persons other than the Chairman, the Chief Executive Officer, the Chief Financial Officer, or Secretary, or by any two or more directors, each demand shall be in writing and shall be delivered by registered mail, postage prepaid, to the Secretary. Upon receipt of a final demand that satisfies the Requisite Percentage, the Board of Directors shall set, via a resolution, the date, time and place, if any, of such special meeting, and give notice of such meeting within thirty (30) days of the date the final demand comprising a Qualifying Shareholder Demand was delivered to the Secretary. The record date for such special meeting shall be determined in accordance with Section 1.9 of these Bylaws, unless otherwise set by applicable law, and the Secretary shall cause notice to be given to the shareholders entitled to vote in accordance with the provisions of Article I, Section 1.4 of these Bylaws. Nothing contained in this Section 1.3 shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Chairman, the Chief Executive Officer, the Chief Financial Officer, or Secretary, or by any two or more directors may be held. A shareholder may revoke a Qualifying Shareholder Demand at any time prior to the delivery, consistent with this Section 1.3, of the final demand comprising the Qualifying Shareholder Demand.
(c)At any special meeting of the shareholders, only such nominations or business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the requirements set forth in this Section 1.3. The Secretary shall not accept, and shall consider ineffective, a demand by a shareholder to call a special meeting that does not comply with this Section 1.3. In the event the Chairman, the Chief Executive Officer, the Chief Financial Officer, or Secretary, or any two or more directors calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified by the Corporation, if the shareholder’s notice required by Article I, Section 1.11 (which shall also be required by this Section 1.3 as if Article I, Section 1.11 applies to a special meeting and any nomination of directors brought before a special meeting) shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the date on which (i) the Corporation’s notice of the special meeting is delivered to shareholders or (ii) a disclosure (a “Public Announcement”) in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, whichever first occurs. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(d)Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 1.3 except in accordance with this Section 1.3. If the Board of Directors shall determine that any demand for a special meeting was not properly made in accordance with this Section 1.3, then the Board of Directors shall not be required to call and hold the special meeting; provided, that the Board of Directors shall have thirty (30) days from the receipt of any subsequent demand(s) meeting the Requisite Percentage to determine whether a Qualified Shareholder Demand has been made in compliance with this Section 1.3 and give notice of such special meeting. In addition to the requirements of this Section 1.3, each demanding shareholder shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any demand to call a special meeting. Unless otherwise required by law, if the Initial Demanding Shareholder (or a qualified representative of the Initial Demanding Shareholder) does not appear at the special meeting of shareholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a “qualified representative” of the Initial Demanding Shareholder, a person must be a duly authorized officer, manager or partner of the Initial Demanding Shareholder or must be authorized by a writing executed by the Initial Demanding Shareholder or an electronic transmission delivered by the Initial Demanding Shareholder to act for the Initial Demanding Shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
Section 1.4Notice of Meetings. There shall be delivered to each shareholder, shown by the books of the Corporation to be a holder of record of voting shares, at his/her/its address as shown on the books of the Corporation, a notice setting out the date, time and place of each annual meeting and each special meeting of shareholders, except as otherwise permitted by applicable law or statute. Unless otherwise required by applicable law or statute, this notice shall be delivered no fewer than ten (10) days nor more than sixty (60) days before the meeting. Notice shall be delivered either personally or by mail, by or at the direction of the persons calling the meeting. If the notice is mailed, such notice shall be effective when deposited in the United States mail, postage prepaid, addressed to the shareholder at his/her/its address as it appears on the stock transfer books of the Corporation. If the notice is electronically transmitted in a manner authorized by the shareholder, such notice shall be effective when transmitted. Every notice of any special shareholders’ meeting called pursuant to this Section shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice. In addition, the notice of a meeting at which a plan or agreement of merger, consolidation or exchange or a disposition that would leave the Corporation without a significant continuing business activity as defined in the South Dakota Codified Laws is to be voted upon shall state that a purpose of the meeting is to consider the proposed plan or agreement of merger, consolidation or exchange, and a copy or a summary description of the plan or agreement of merger, consolidation or exchange shall be included in or enclosed with the notice.
Section 1.5Waiver of Notice. Whenever any notice is required to be given to any shareholder of the Corporation under applicable law, the Corporation’s Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. In addition, attendance of a shareholder at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transaction of business at the meeting, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
Section 1.6Quorum; Adjourned Meetings. A majority of the shares entitled to vote on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum is not present at a meeting, the shareholders present at the meeting, by majority vote, may adjourn the meeting to such day as they shall agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which may have been transacted at the meeting as originally noticed.
Section 1.7Voting. At each meeting of the Corporation’s shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing or by electronic transmission by the shareholder or by the shareholder’s duly authorized attorney-in-fact, with such proxies delivered to an officer of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months unless the proxy expressly provides for a longer period. Unless the Corporation’s Articles of Incorporation, these Bylaws, or applicable law or statute provide otherwise, each shareholder shall have one vote for each share having voting power registered in such shareholder’s name on the books of the Corporation. Jointly owned shares may be voted by any joint owner unless the Corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All matters coming before the shareholders for a vote shall be decided by a majority vote of the voting power of the shares present and entitled to vote and represented at the meeting at the time of the vote except if otherwise required by applicable law or statute, the Articles of Incorporation, or these Bylaws. A solicitation for proxies shall specifically state the matters for which proxies are sought, and no proxy may be voted on any matter not specified in the solicitation. If the vote is made by electronic transmission, the transmission shall either set forth or be submitted with information from which it can be determined that the transmission was authorized by the shareholder or proxy holder.
Section 1.8Cumulative Voting. At each election for directors of the Corporation, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him/her/it for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote, or to cumulate the shareholder’s votes by giving one candidate as many votes as the number of such directors multiplied by the number of such shareholder’s shares shall equal, or by distributing such votes on the same principle among any number of candidates, pursuant to the procedure set forth in South Dakota Codified Laws.
Section 1.9Record Date. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders or any adjournment of such a meeting, or entitled to receive payment of any dividend or distribution, or in order to make a determination of shareholders for any other proper purpose, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed, such date to be determined by the Board of Directors, and, in the case of a shareholder meeting, not more than seventy (70) days, before the date on which the particular action requiring such determination of shareholders is to be taken. If the Board of Directors does not fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, or for any other purpose, the record date shall be the date in which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be.

Section 1.10Organization of Meetings; Voting List. Unless a Chairman of the Board has been elected, at all meetings of the shareholders, the Chief Executive Officer shall act as Chairman; in his/her absence, any person appointed by the Chief Executive Officer shall act as Chairman; and the Secretary, or in his/her absence any person appointed by the Chairman, shall act as Secretary. After fixing a record date for a meeting, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of the shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
Section 1.11Notice of Shareholder Business and Nominations.
(a)Except as expressly provided in Article I, Section 1.11, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors (or any committee thereof) or (iii) by a shareholder of the Corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11. For the avoidance of doubt, except as expressly provided in this Article I, Section 1.11, clause (iii) above shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 of the Exchange Act, and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.
(b)For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.11(a) of this Article I, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for shareholder action under the South Dakota Codified Laws. To be considered timely, a shareholder’s notice must be delivered by registered mail, postage prepaid, to, and received by, the Secretary at the principal business office of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days before the first anniversary of the preceding year’s annual meeting of shareholders; provided, that a shareholder’s notice in connection with the Corporation’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”), which must comply with the informational requirements of this Section 1.11, must be delivered by the deadline stated in the Corporation’s 2022 definitive proxy statement filed on August 8, 2022, with the SEC; provided, further, that in the event that the date of the annual meeting, including the 2023 Annual Meeting, is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be considered timely must be received by the Corporation not more than one hundred and twenty (120) days before the annual meeting and not less than the later of (ii) ninety (90) days before such annual meeting or (ii) ten (10) days following the date on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Nothing in this Section 1.11 shall be deemed to affect any rights of a shareholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(c)Such proposing shareholder’s notice shall set forth:
(i)as to each person whom the proposing shareholder proposes to nominate for election or re-election as a director:
(A)all information relating to such person that is required to be disclosed pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving a full term as a director if elected);
(B)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposing shareholder and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith;
(C)a fully completed written questionnaire with respect to the background, qualifications, character and fitness to serve of each proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire each proposed nominee or the proposing shareholder shall request in writing by registered mail from the Secretary of the Corporation at least ten (10) days prior to the submission of the proposing shareholder’s notice); and
(D)any other information relating to the proposed nomination that is required to be disclosed under applicable law;
(ii)as to any other business that the proposing shareholder proposes to bring before the meeting:
(A)a brief description of the business desired to be brought before the meeting;
(B)the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment);

(C)the reasons for conducting such business at the meeting; and
(D)any other information relating to the proposal that is required to be disclosed under applicable law;
(iii)as to the proposing shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(A)the name and address of such proposing shareholder, as they appear on the Corporation’s books, and of such beneficial owner;
(B)the class or series and number of shares of stock of the Corporation that are owned, directly or indirectly, beneficially and of record by the proposing shareholder and any beneficial owner;
(C)any personal or other substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such proposed nomination or business of the proposing shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and a description of all agreements, arrangements and understandings between the proposing shareholder and any other person or persons (including their names) in connection with the proposal of such nomination or business by the proposing shareholder; and
(D)a representation as to whether the proposing shareholder or the beneficial owner, if any, intends, or is part of a group that intends, to solicit proxies in support of proposed nominees other than the Corporation’s nominees from holders of shares representing at least 67% of the voting power of shares in accordance with Rule 14a-19 promulgated under the Exchange Act, and if so, set forth the names of the participants of the solicitation.
(d)If the proposing shareholder fails to comply with the requirements of Rule 14a-19, including the provision to the Corporation of notices required thereunder in a timely manner, then (i) such proposing shareholder must promptly notify the Corporation of such non-compliance and (ii) the Corporation shall disregard any proxies or votes solicited for the proposed nominee(s). Only such persons who are nominated in accordance with the procedures set forth in these Bylaws and applicable law shall be eligible to be nominees and serve as directors. Upon request by the Corporation, such proposing shareholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(e)The proposing shareholder providing notice of a proposed nomination for election to the Board of Directors or business proposal shall update and supplement such notice to the extent necessary so that the information provided or required to be provided in such notice shall be true, complete, and correct as of the record date for determining shareholders entitled to notice of the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. All information provided in the proposing shareholder’s notice must be true, complete, and correct as of the date of its initial submission to the Corporation, and any supplements to such proposing shareholder’s notice shall be true, complete, and correct as of the dates provided in the preceding sentence, and any such update or supplement shall be made only to the extent that information has changed since the proposing shareholder’s prior submission of his or her notice. Any such update or supplement shall be delivered in writing by registered mail to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for determining shareholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining shareholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof).
(f)In addition to the information required pursuant to the foregoing provisions of this Section 1.11, the proposing shareholder and any proposed nominee shall also provide to the Corporation such other information as the Corporation may reasonably request. Such information shall be considered timely if provided to the Corporation promptly upon request by the Corporation, but, in any event, within five (5) business days after such request.
(g)Except as otherwise provided by law, these Bylaws or the Articles of Incorporation, the Board of Directors shall have the power and duty to determine whether a nomination or other proposal of business to be brought before the meeting was made, as the case may be, in accordance with the procedures set forth in Section 1.11. If any proposed nomination or other proposal of business is not in compliance with Section 1.11, the Articles of Incorporation or applicable law, then the Board of Directors shall declare that such defective nomination or proposal of business shall be disregarded. Unless otherwise required by law, if the proposing shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a “qualified representative” of the proposing shareholder, a person must be a duly authorized officer, manager or partner of the proposing shareholder or must be authorized by a writing executed by the proposing shareholder or an electronic transmission delivered by the proposing shareholder to act for the proposing shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

ARTICLE 2
BOARD OF DIRECTORS
Section 2.1General Powers. The business and affairs of the Corporation shall be managed by or under its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law or statute, by the Corporation’s Articles of Incorporation, or by these Bylaws required to be exercised or done by the shareholders.
Section 2.2Number. Qualification and Term of Office. The number of directors which shall constitute the whole Board of Directors shall consist of seven (7) or more members subject to increase by resolution of the shareholders or the Board of Directors and subject to decrease only by resolution of the shareholders. Each director shall hold office in staggered terms as set forth in the Articles of Incorporation until the expiration of the director’s then current term of office and until such director’s successor shall have been elected and shall qualify, or until the earlier death, resignation, removal, or disqualification of such director. The number of directors shall be the number last fixed by the shareholders, the Board of Directors, or the Articles of Incorporation. Directors need not be shareholders. The Board of Directors shall, by resolution, adopt procedures for the nomination of directors.
Section 2.3Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of South Dakota as may be designated in the notice of such meeting.
Section 2.4Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chairman or Chief Executive Officer by giving at least two (2) days notice, or by any two directors by giving at least five (5) days’ notice, of the date, time and place thereof to each director by mail, telephone, telegram, in person, or by telefax or other electronic transmission. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Members of the Board of Directors or any committee of the Board of Directors may participate, and vote in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence at a meeting.
Section 2.5Waiver of Notice. If any notice is required to be given to any director of the Corporation under applicable law or statute or under the provisions of the Corporation’s Articles of Incorporation or these Bylaws, a waiver thereof in writing or by electronic transmission signed and transmitted by the person or persons entitled to such notice, whether before or after the time stated therein, is equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 2.6Quorum. A majority of the Corporation’s directors serving as such immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, the majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than a proportion or number otherwise required for a quorum. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 2.7Directors’ Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: the director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at the meeting; the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
Section 2.8Vacancies; Newly Created Directorships. If a vacancy occurs on the Board of Directors resulting from the death, resignation, removal or disqualification of a director or a vacancy resulting from an increase in the number of directors as permitted by Section 2.2, the vacancy that was created may be filled for either the balance of an unexpired term or for a shorter period of time to allow the shareholders to hold an election of a successor. A vacancy may be filled by an affirmative vote of the shareholders or by a majority vote of the directors then in office even if the number of directors remaining in office is less than what would be required for a quorum. A replacement director elected for the balance of an unexpired term shall hold office for the remaining term of the director that he or she replaced and until such director’s successor has been elected and qualified. If such a replacement director was elected for a period of time less than the remaining term of the director that he or she replaced, that director shall only hold office until a director has been elected to fill that position in accordance with this Section 2.8. A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs. In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue serving as a director until the expiration of his or her current term or his or her prior death, retirement, removal or resignation.
Section 2.9Removal. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the shareholders entitled to vote at a special meeting called for that purpose. A director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against removal. At any meeting wherein the shareholders elect to remove a director, the shareholders may also elect his/her successor.
Section 2.10Committees. Subject to applicable law or statute, a resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the Corporation to the extent provided in the resolution or any committee charter adopted by resolution of the Board subject to the limitations of South Dakota Codified Laws. To the extent specified by the board of directors or in the Corporation’s Articles of Incorporation or these Bylaws, each committee may exercise the powers of the Board of Directors. However, a committee may not authorize or approve distributions, except according to a formula or method or within limits prescribed by the board of directors; approve or propose to shareholders action that must be approved by shareholders; fill vacancies on the board of directors or on any of its committees; or adopt, amend, or repeal bylaws. A committee shall consist of two or more directors appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction of, and vacancies in the membership thereof shall be filled by, the Board of Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution or committee charter approved by the affirmative vote of a majority of the directors present.
Section 2.11Written Action. An action required or permitted to be taken at a meeting of the Board of Directors or at a meeting of a committee of the Board may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so to be taken, shall be signed and transmitted before such action by all of the directors or all of the members of the committee, as the case may be. Such consent has the same effect as a unanimous vote. The written action is effective when signed by all the directors, unless a different effective time is provided in the written action.
Section 2.12Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman, Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 2.13Compensation of Directors. By resolution of the Board of Directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid compensation for serving as a director. The payment of such expenses and compensation shall not preclude a director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees of the Board may be paid, pursuant to resolution by the Board of Directors, compensation for serving on Board committees.
ARTICLE III
OFFICERS

Section 3.1Election or Appointment. The officers of the Corporation shall be elected or appointed by the Board of Directors and shall consist of a Chief Executive Officer and Chief Financial Officer, however designated. The Board of Directors may also elect or appoint any other officers, assistant officers or agents that the Board of Directors deems necessary or advisable for the operation and management of the Corporation. Officers shall be natural persons. Any number of offices may be held by the same person. If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one of these offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.
Section 3.2Powers and Term of Office. The officers of the Corporation elected or appointed by the Board of Directors shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws or a resolution of the Board of Directors, or as directed by an officer authorized by the Board of Directors to prescribe the duties of other officers, not inconsistent with these Bylaws or such resolution. Any and all officers who are also directors of the Corporation shall continue to hold office until the election and qualification of their successors as officers, notwithstanding an earlier termination of their directorship.
Section 3.3Removal and Vacancies. The election or appointment of an officer or agent of the Corporation shall not of itself create contract rights. Any officer or agent may be removed from his/her office by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed. If there be a vacancy among the officers of the Corporation by reason of death, resignation, removal, disqualification, or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.
Section 3.4Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.
Section 3.5Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general active management of the business of the Corporation. In the absence of the Chairman of the Board, or if no Chairman of the Board is elected, the Chief Executive Officer shall preside at all meetings of the shareholders and directors. He/She shall see that all orders and resolutions of the Board of Directors are carried into effect; shall execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Articles or Bylaws or by the Board of Directors to some other officer or agent of the Corporation; shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; and shall perform all duties usually incident to the office of the Chief Executive Officer. The Chief Executive Officer shall have such other duties as may, from time to time, be prescribed by the Board of Directors.
Section 3.6President. Unless otherwise specified by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated as Chief Executive Officer, the President shall perform such duties as may from time to time be assigned to the President by the Board of Directors or the Chief Executive Officer.
Section 3.7Vice President. Each Vice President, if one or more are elected, shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the Chief Executive Officer or President.
Section 3.8Secretary. The Secretary, if one is elected, shall be secretary of and shall attend all meetings of the shareholders and Board of Directors; shall record all proceedings of such meetings in the minute book of the Corporation; shall give proper notice of meetings of shareholders and directors; and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Chief Executive Officer.
Section 3.9Assistant Secretary. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 3.10Chief Financial Officer. The Chief Financial Officer of the Corporation shall keep accurate financial records for the Corporation; shall deposit all moneys, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; shall have power to endorse for deposit all notes, checks and drafts received by the Corporation and make proper vouchers therefor; shall disburse the funds of the Corporation, as ordered by the Board of Directors, making proper vouchers therefor; shall render to the Chief Executive Officer and the directors, whenever requested, an account of all of his/her transactions as Chief Financial Officer and of the financial condition of the Corporation; and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Chief Executive Officer.
Section 3.11Treasurer. Unless otherwise specified by the Board of Directors, the Chief Financial Officers shall be the Treasurer of the Corporation. If an officer other than the Chief Financial Officer is designated Treasurer, the Treasurer shall perform such duties as may from time to time be assigned to the Treasurer by the Board or the Chief Executive Officer.
Section 3.12Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.
Section 3.13Compensation. The Chairman, Chief Executive Officer, and the Chief Financial Officer shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors. Compensation for other employee officers may be set by the Chief Executive Officer under guidelines and direction set by the Board of Directors, and shall be subject to periodic review by the Board.

ARTICLE IV
CERTIFICATES OF STOCK

Section 4.1Certificates of Stock. Subject to the discretion of the Board of Directors to otherwise provide by resolution, every holder of stock in the Corporation shall be entitled to have a certificate of stock in the name of the Corporation. The Certificate must be signed by two officers of the corporation certifying the number of shares owned by the holder of stock in the Corporation. One of the officers shall be the President, Chief Executive Officer, or the Chief Financial Officer. The other officer shall be either the Secretary or the Assistant Secretary. The certificates of stock shall be numbered in the order of their issue. The Corporation shall keep a record of the name of the party owning the shares represented by all certificates, the number, date and class of shares represented by each certificate, and, in the case of cancellation, the date of cancellation.
Section 4.2Issuance of Shares. The Board of Directors is authorized to cause to be issued for such consideration as may be permitted by applicable law or statute shares of the Corporation up to the full amount authorized by the Articles of Incorporation, and any and all treasury shares, in such amounts as may be determined by the Board of Directors and as may be permitted by applicable law or statute. No shares shall be issued except under a written agreement as authorized by the Board of Directors. Treasury stock shall be held by the Corporation subject to the delivery of such treasury stock by the Board of Directors. Until delivered, treasury stock shall not be participating or voting stock.
Section 4.3Facsimile Signatures. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such authorized officer of the Corporation may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be used by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.
Section 4.4Lost, Stolen or Destroyed Certificates. Except as otherwise provided by applicable law or statute, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.
Section 4.5Transfers of Stock. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates have been canceled or unless the person satisfies the requirements of Section 4.4 of these Bylaws.

Section 4.6Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote shares as such owner, and it shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or statute.
Section 4.7Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and/or registrar of transfers for its shares of stock and may require all stock certificates to bear the signature of such transfer agent and/or such registrar.

ARTICLE V
SECURITIES OF OTHER CORPORATIONS

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to vote and to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to vote such securities and to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.
ARTICLE VI
INDEMNIFICATION OF CERTAIN PERSONS
The Corporation shall indemnify its directors and officers to the fullest extent permitted by applicable law, including South Dakota Codified Laws, as provided for in the Articles of Incorporation; further, the Corporation may indemnify other such persons, for such expenses and liabilities, in such manner, under such circumstances, as the Board of Directors may determine from time to time.
ARTICLE VII
GENERAL PROVISIONS
Section 7.1Dividends and Distributions. The Board of Directors may make dividends and distributions of the Corporation to its shareholders as permitted by the provisions of applicable law and statute and the Articles of Incorporation.
Section 7.2Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors.
Section 7.3Seal. The Corporation shall have no corporate seal.
Section 7.4References. Any reference to the South Dakota Codified Laws shall include a reference to the South Dakota Business Corporation Act. Any reference to a specific section of the South Dakota Codified Laws or the South Dakota Constitution contained in these Bylaws shall include all subsequent amendments, restatements and recodifications of such section of the South Dakota Codified Laws or the South Dakota Constitution.
ARTICLE VIII
AMENDMENT
Section 8.1Amendment to Bylaws. The Board of Directors, by the act of the majority of the directors present at a meeting at which a quorum is present, shall have the power to make, enact alter, amend or repeal the Corporation’s Bylaws or to adopt new Bylaws.

IN WITNESS WHEREOF, I hereby certify that the foregoing Amended and Restated Bylaws were duly adopted as the Bylaws of the Corporation effective as of January 29, 2023.

DAKTRONICS, INC.
/s/ Carla S. Gatzke
Carla S. Gatzke, Secretary